Exhibit 2.1
[Execution Copy]

STOCK PURCHASE AGREEMENT
BY AND AMONG
ENERNOC, INC.
ENERNOC AUSTRALIA PTY LTD,
ENERGY RESPONSE HOLDINGS PTY LTD,
THE STOCKHOLDERS,
THE NOTEHOLDERS,
THE OPTION HOLDERS, AND
SEMIBREVE PTY LTD, AS SECURITYHOLDER REPRESENTATIVE
Dated as of July 1, 2011

STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as a deed as of this 1st day of July, 2011 by and among EnerNOC, Inc., a Delaware corporation (the “Parent”), EnerNOC Australia Pty Ltd (ACN 143 762 350) (the “Buyer”), Energy Response Holdings Pty Ltd (ACN 108 827 596) (the “Company”), the parties identified on the signature page hereto under the heading “Stockholders” (the “Stockholders”), the parties identified on the signature page hereto under the heading “Noteholders” (the “Noteholders”), the parties identified on the signature page hereto under the heading “Option Holders” (the “Option Holders”, and together with the Stockholders and the Noteholders, the “Securityholders”), and Semibreve Pty Ltd (ACN 139 654 541), in its capacity as the representative of the Securityholders. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in Article 13.
RECITALS
     WHEREAS, the Buyer desires to purchase all of the Ordinary Shares in the capital of the Company which shall constitute all of the Shares on issue in the Company;
     WHEREAS, the Stockholders desire to sell to the Buyer all of the Ordinary Shares owned by such Stockholders;
     WHEREAS, with effect from the Closing, all Options (whether or not vested) then outstanding will be cancelled, and the Option Holders will receive payment therefor;
     WHEREAS, prior to the Closing, the Noteholders will convert all outstanding Convertible Notes into Ordinary Shares in accordance with the terms thereof and hereof and the Noteholders will, at the Closing, sell to the Buyer all Ordinary Shares received upon such conversion and shall receive payment for those Ordinary Shares;
     WHEREAS, the Buyer, the Company, and the Securityholders desire to consummate such transaction upon the terms and subject to the conditions set forth herein; and
     WHEREAS, in consideration for the Securityholders and the Company entering into this Agreement, the Parent has agreed to guarantee the performance of the obligations of the Buyer under the Transaction Documents.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and the representations, warranties, covenants and agreements in this Agreement, the parties hereto agree as follows:
ARTICLE 1
PURCHASE AND SALE
     1.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, each Stockholder and Noteholder, severally but not jointly, shall sell to Buyer, and Buyer shall purchase from each such Stockholder and Noteholder, at the Closing, that number of Ordinary Shares as is set forth opposite such Stockholder’s name on Schedule 1.1. The aggregate purchase price for all of the Ordinary Shares and the amount payable to the

Option Holders (the “Purchase Price”) shall be determined pursuant to Section 2.1. The Purchase Price shall be paid as provided in Sections 2.3 through 2.6.
     1.2 The Ordinary Shares must be transferred by each Stockholder and Noteholder to the Buyer together with all rights attaching to or arising from the Ordinary Shares on or after the date of this Agreement, including all rights to receive dividends or other distributions and to receive or subscribe for shares, options, debentures, notes or other securities, declared, paid or issued by the Company.
     1.3 Title to the Shares (and property and risk in them) remains solely with the Stockholders and Noteholders until Closing and, subject to the provisions of this Agreement, passes from the Stockholders and Noteholders to the Buyer with effect from Closing.
ARTICLE 2
PURCHASE PRICE
     2.1 Purchase Price. The “Purchase Price” shall equal the following:
          (a) A$27,500,000;
          (b) plus, the Earnout Payment (subject to the satisfaction of the Earnout Milestones in accordance with Section 2.6);
          (c) plus, the 2011/2012 IMO Deposit amount referred to in Section 8.4;
          (d) if Net Working Capital is less than A$0, less the amount by which Net Working Capital is less than A$0;
          (e) if Net Working Capital is more than A$0, plus the amount by which Net Working Capital exceeds A$0;
          (f) less the amount of Indebtedness of the Company Group on a consolidated basis as at the Closing Date not included in the calculation of Net Working Capital (other than Securityholder Loans);
          (g) less, the amount of any Company Transaction Expenses not included in the calculation of Net Working Capital (whether incurred on or after April 15, 2011); and
          (h) less, the amount of any expense (other than Company Transaction Expenses or expenses paid with the amounts raised from Securityholder Loans) which is:
               (i) incurred after April 15, 2011; and
               (ii) an expense which the Company was not entitled to incur under Section 7.2 without the prior written consent of the Buyer;
          (i) plus, the amount equal to the portion of the loans advanced to the Company under the Loan Agreement dated on or about 28 June 2011 between the Company and Givia Pty Limited, Flowers ‘N Trees Pty Limited as trustee of the Sades Family Trust, Stonnington Securities Pty Ltd as trustee for New Century Super Fund, Jitendar Tomar and

Uplands Group Pty Limited and the Loan Agreement dated on or about 30 June 2011 between the Company and Uplands Group Pty Limited, which is held by the Borrower at Closing, provided however that no deduction shall be made under this Section 2.1 on account of any Indebtedness to the extent that the Buyer has been directed under Section 3.4 to apply an amount of the Closing Purchase Price in repayment of such Indebtedness.
     2.2 Net Working Capital; Reference Balance Sheet: For the purpose of this Agreement:
          (a) “Net Working Capital” means (i) the amount of current assets of the Company Group on a consolidated basis as shown in the Reference Balance Sheet exclusive of the 2011/2012 IMO Deposit and the portion of the EFI Funding Receivables attributable to the purchase of metering assets as set forth in the Reference Balance Sheet, minus (ii) the amount of current liabilities of the Company Group on a consolidated basis as shown in the Reference Balance Sheet, minus (iii) the aggregate amount of the non-current Indebtedness of the Company Group as shown in the Reference Balance Sheet (excluding the non-current Indebtedness attributable to the Convertible Notes converting to Shares in connection with this Transaction), which calculation is set forth in the Closing Statement; and
          (b) “Reference Balance Sheet” means a consolidated balance sheet of the Company Group as at April 15, 2011, set out in Exhibit L of this Agreement, in which the balance sheet amounts that are utilized in the calculation of Net Working Capital have been determined in accordance with IFRS.
     2.3 Consideration Mix.
          (a) A portion of the Purchase Price (excluding the Earnout Payment) equal to $2.5 million shall be paid in Parent Common Stock. The number of shares of Parent Common Stock shall be determined by dividing (a) $2.5 million by (b) the Thirty Day Trading Average Price.
          (b) Subject to the satisfaction of the Earnout Milestones, a portion of the Earnout Payment shall be paid in Parent Common Stock in accordance with Section 2.6.
          (c) Each Securityholder acknowledges and agrees that only such Securityholders:
               (i) whose respective portion of the Closing Purchase Price, or whose respective portion of the Closing Purchase Price when aggregated with the portions of the Closing Purchase Price of other Securityholders who are its Related Persons, exceeds A$400,000; and
               (ii) who are “accredited investors” as defined in Rule 501 promulgated under the United States Securities Act of 1933 and are persons who do not require a disclosure document pursuant to section 708 of the Corporations Act 2001 (Cth) in connection with the offer and issuance of Stock Consideration under this Agreement, (“Accredited Holders”) shall be eligible to receive any Stock Consideration pursuant to this Agreement.
          (d) Any Securityholder who does not meet the criteria set forth in Section

2.3(c) shall receive their share of the Purchase Price in cash only.
       2.4 Calculation and Payment of the Closing Purchase Price.
          (a) As soon as is reasonably practicable following the date of this Agreement and in any event at least two (2) days prior to the Closing Date, the Company shall prepare and deliver, on behalf of the Securityholders, to the Buyer a statement (the “Closing Statement”) in the form set forth on Exhibit A, which shall be accompanied by a report of BDO as required by Section 3.2(i)(iv), containing (i) the Reference Balance Sheet, (ii) the calculation of Net Working Capital and all other potential additions and deductions to the Purchase Price set forth in Section 2.1, (iii) the calculation of the Purchase Price pursuant to Section 2.1 (other than the Earnout Payment and the amount referred to in Section 8.4), (iv) each Securityholder’s portion of the Closing Purchase Price and, in respect of each Accredited Holder, the amount of the Closing Purchase Price to be paid to such Accredited Holder in cash and the amount to be paid in shares of Parent Common Stock, (v) each Securityholder’s portion of the amount set forth in Section 8.4, (vi) Escrow Amount, (vi) each Securityholder’s portion of the SR Retention Amount, (vii) each Securityholder’s portion of the Escrow Amount (which, in the case of Accredited Holders, shall consist of Stock Consideration only and in the case of Non-Accredited Holders shall consist of cash only), (viii) each Securityholder’s Pro Rata Portion, (ix) each Securityholder’s portion of the Earnout Amount and, in respect of each Accredited Holder, the amount of the Earnout Payment to be paid to such Accredited Holder in cash and the amount to be paid in shares of Parent Common Stock. The Closing Statement shall be based upon the books and records of the Company and other information then available and shall be subject to Buyer review (including review of reasonable backup information) prior to being formally delivered under this Section 2.4(a).
     At the Closing the cash amounts referred to in clause (iv) of this Section 2.4(a) shall be paid in accordance with the Closing Statement and promptly after the Closing the Stock Consideration referred to in clause (iv) of this Section 2.4(a) shall be issued and registered in the names of the Securityholders to whom it is issued. All payments of Cash Consideration shall be made by one unendorsed bank cheque drawn on an Australian bank or one wire transfer to an account with an Australian bank specified by the Securityholder Representative. All payments of Stock Consideration shall be mailed as soon as practicable after the Closing to the relevant Securityholders to the addresses provided to the Buyer in writing by the Securityholder Representative. Until surrendered in accordance with Section 3.2(j), each outstanding share of capital stock of the Company will be deemed from and after the Closing Date, for all corporate purposes, to evidence only the right to receive such portion of the Purchase Price as set forth on the Closing Statement.
               (b) Immediately following its receipt of the duly executed Payoff Letters (as defined in Section 3.2(d)) from each lender under any Securityholder Loan, the Buyer shall pay to the Company, and cause the Company, on the date of Closing, to pay to such lenders an amount of principal and interest then outstanding under any Securityholder Loans made after April 15, 2011. Prior to the Company or any Company Subsidiary borrowing any amounts that are equal to or below A$500,000 in principal and interest under any Securityholder Loan after April 15, 2011, the Company shall provide written notification to the Buyer of such borrowing but shall not be required to obtain the Borrower’s consent; and prior to borrowing any amounts under any Securityholder Loan after April 15, 2011, that when combined with any outstanding Indebtedness under any other Securityholder Loans made after such date, exceeds A$500,000 in the aggregate in principal and interest, the Company must obtain the written consent of Buyer, which consent may be granted or withheld in its sole discretion and for any reason.
     2.5 Escrow Amount.
          (a) For purposes of payment of the Securityholders’ obligations pursuant to Article 10, the Buyer shall retain and hold from the Purchase Price otherwise payable to the Securityholders, an amount equal to the Escrow Amount until distribution is required under the terms of the Escrow Rules, it being understood that the Escrow Amount shall consist of: (i) with respect to Accredited Holders, solely the amount of the Stock Consideration as set forth in the Closing Statement and (ii) with respect to Non-Accredited Holders, solely the amount of Cash Consideration as set forth in the Closing Statement. On Closing, the Buyer shall deposit the Escrow Amount in accordance with the terms of the Escrow Rules. The execution of this Agreement by the Securityholders will constitute their approval of the terms and conditions of the Escrow Rules, which are an integral part of the Transaction, and the appointment of the Securityholder Representative.
          (b) The retention by the Buyer of the Escrow Amount (including (i) the shares of Parent Common Stock consisting of the portion of the Escrow Amount allocable to Accredited Holders and (ii) the cash consisting of the portion of the Escrow Amount allocable to Non-Accredited Holders, in each case) will be made on behalf of each Securityholder in accordance with the provisions of the Escrow Rules, with the same force and effect as if such amount had been delivered by the Buyer directly to such Securityholder and subsequently delivered by such Securityholder to the Buyer in escrow. Each Securityholder’s portion of the Escrow Amount (as set forth on the Closing Statement) shall be available to satisfy such Securityholder’s obligations pursuant to Article 10 until all amounts held in such Securityholder’s Escrow Amount are released pursuant to the terms of the Escrow Rules.
     2.6 Earnout Payment.
          (a) Subject to Closing, the Securityholders shall be entitled to an earnout payment of A$10,000,000, payable A$6,670,000 in cash (the “Earnout Cash Consideration”) and A$3,330,000 to be paid in such number of shares of Parent Common Stock determined by dividing A$3,330,000 by the Thirty Day Trading Average Price (the “Earnout Stock Consideration”, and together with the Earnout Cash Consideration, the “Earnout Payment”) if the Earnout Milestones (as defined below) are achieved prior to December 31, 2013 (unless such date is extended pursuant to the proviso below) (such period, the “Earnout Period”). The Earnout Payment shall be deemed achieved if, prior to the end of the Earnout Period, a demand response reserve capacity mechanism is launched within the National Electricity Market that (i) provides at least 1,000 megawatt (“MW”) of commercial and industrial demand response capacity at a price of no less than A$60,000 per MW-year for curtailment of 100 hours per year or less, (ii) provides portfolio and performance aggregation with a 10-minute or greater response to event dispatch instructions, and (iii) does not require cost-prohibitive technology (collectively, the “DR Reserve Capacity Market”); provided that if government policy to create DR Reserve Capacity Market is officially proposed in the year ending December 31, 2013 and pursuant to such policy, the DR Reserve Capacity Market becomes operational and the elements referred to in (i), (ii) and (iii) above (the “Earnout Milestones”) are achieved during the year ending December 31, 2014, the Earnout Payment shall also be deemed achieved.

          (b) If achieved, the Earnout Payment shall be paid within 15 Business Days after December 31st of the calendar year in which the Earnout Payment is achieved. The Earnout Payment shall be allocated among, and paid to, the Securityholders in accordance with their entitlements in relation to the Earnout Payment as set forth on the Closing Statement.
          (c) All payments of Earnout Cash Consideration shall be made by one unendorsed bank cheque drawn on an Australian bank or wire transfer to one account with an Australian bank specified by the Securityholder Representative to the Buyer. All payments of Earnout Stock Consideration shall be mailed to the relevant Securityholders to the addresses provided to the Buyer in writing by the Securityholder Representative.
          (d) The Earnout Payment shall be available to satisfy indemnification claims to the extent provided in Article 10.
     2.7 No Fractional Shares. Any entitlement to a fractional share of Parent Company Stock shall be rounded down to the nearest whole share.
     2.8 Treatment of Options. Each Securityholder that holds Options and/or any other equity interests, whether vested or not, agrees that on and from Closing:
          (a) those Options and all other equity interests shall be terminated without the payment of additional Purchase Price beyond what is provided in the Closing Statement;
          (b) the Company shall cease to have any liability to the Securityholder in respect of those Options and other equity interests; and
          (c) where the Securityholder participated in or was entitled to participate in the employee share option plan operated by the Company, the Company shall cease to have any liability to the Securityholder in respect of that plan.
     2.9 Treatment of Convertible Notes. Prior to the Closing, the Company shall take such actions as necessary so that each outstanding Convertible Note, including all outstanding principal, shall convert into Ordinary Shares effective as of the Closing without the payment of additional Purchase Price beyond what is provided in the Closing Statement. Prior to the Closing, the Company and the Securityholders shall provide the Buyer with evidence satisfactory to the Buyer that the foregoing actions have been taken, including the provision of resolutions of the Board of Directors of the Company adopting such actions. The Company and each Noteholder agree that:
          (a) the Noteholder’s entry into this Agreement shall constitute confirmation of such Noteholder’s agreement to convert the Convertible Notes immediately prior to Closing on the terms of this Agreement and that no notice or other action which may otherwise be required under the terms of the Convertible Notes shall be required to give effect to such conversion; and
          (b) the conversion of Convertible Notes on this basis shall operate to fully discharge and release the Company from any obligation to pay interest that has accrued in respect of such Convertible Notes but is unpaid as at Closing.
     2.10 Stock Transfers; Removal of Legend; SEC Filings.

          (a) At any time after a Securityholder becomes eligible to sell any of its Parent Common Stock pursuant to Rule 144 and any stock certificate representing such Parent Common Stock has a legend or other language that restricts the transfer of such stock certificate (a “Restricted Stock Certificate”), such Securityholder may deliver written notice to the Parent and its counsel including a seller’s representation letter and a broker’s representation letter in customary form. Thereafter, Parent shall cause its legal counsel to deliver a written opinion to Parent’s transfer agent within three business days with respect to the sale of the shares. Parent confirms and agrees that the holding period for the purpose of Rule 144 in respect of Stock Consideration (including Stock Consideration forming part of the Escrow Amount) will commence on and from the date of issue of such Stock Consideration.
          (b) The Buyer confirms that any legend or other language included on any stock certificate in respect of Stock Consideration that restricts the transfer of the stock certificate will be in customary form.
          (c) With a view to making available to the Securityholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Securityholder to sell Parent Common Stock to the public without registration, the Parent shall use commercially reasonable efforts to (x) make and keep public information available at all times after the Closing, as those terms are understood and defined in Rule 144, and (y) file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act.
     2.11 Waiver of pre-emptive and other inconsistent rights.
     (a) Subject to Section 2.11(b), each Securityholder hereby waives, to the extent of any inconsistency, all rights of pre-emption, rights of first refusal and other rights which it may have under the Company’s constitution or otherwise and which are (or the enforcement of which would be) inconsistent with the performance or consummation of any part of the Transactions as contemplated by the Transaction Documents.
     (b) Section 2.11(a) shall not prejudice the rights of any Securityholder to enforce the drag-along provisions of the Company’s constitution to the extent that the Buyer and the Securityholder Representative agree in writing the use of those provisions in order to effect the sale of all issued Shares to the Buyer.
ARTICLE 3
CLOSING; CONDITIONS PRECEDENT TO CLOSING
     3.1 Closing. The Closing shall be held at the offices of Norton Rose, located at Level 15, RACV Tower, 485 Bourke Street, Melbourne, Australia, or otherwise (if agreed between the parties) remotely via the exchange of documents and signatures, on a date to be mutually agreed upon by the Buyer and the Securityholder Representative, which date shall be no later than the second Business Day after all of the conditions set forth in this Article 3 have been satisfied or waived (other than those conditions which, by their terms, are intended to be satisfied at the Closing), or at such other time and place as the Buyer and the Securityholder Representative shall mutually agree; provided that no Securityholder shall be required to appear in person at the Closing and provided further that in no event shall the Closing occur any earlier than July 1, 2011. Except as otherwise provided in the Transaction Documents, all proceedings to be taken and all documents to be executed at the Closing shall have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.
     3.2 Conditions Precedent to the Buyer’s Obligations. Subject to Section 3.7, the obligation of the Buyer to consummate the Transactions is subject to the satisfaction as of the Closing of, and the Closing must not take place until the satisfaction of, each of the following conditions:
          (a) The representations and warranties of the Company set forth in Article 4 and the Securityholders set forth in Article 14 that are qualified by any reference to Material Adverse Effect or other materiality qualifications shall be true and correct on and as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any representation or warranty is limited by its terms to a specific date or range of dates (in which case such representation and warranty need only be true and correct on the date or during the range of dates so specified). All other representations and warranties of the Company set forth in Article 4 and the Securityholders set forth in Article 14 shall be true and correct on and as of the date of this Agreement and as of the Closing Date in all material respects with the same force and effect as though made on and as of the Closing Date, except to the extent that any representation or warranty is limited by its terms to a specific date or range of dates (in which case such representation and warranty need only be true and correct in all material respects on the date or during the range of dates so specified).
          (b) The Company and each Securityholder shall have performed in all material respects their respective covenants contained in this Agreement and which are required to be performed on or prior to the Closing Date (other than Section 3.7).
          (c) The Company shall have delivered to the Buyer a certificate dated as of the Closing Date and signed by the Company stating that the conditions set forth in Sections 3.2(a) and (b) applicable to the Company have been satisfied as of the Closing Date. The statements contained in such certificate shall be a representation and warranty of the Company, which shall survive the Closing for the period provided in Section 10.1 and otherwise be subject to the limitations in Article 10.
          (d) (i) The lenders under any Securityholder Loan or any other Indebtedness of the Company or a Company Subsidiary, including, without limitation, those items set forth on Schedule 3.2(d), but not including the EFI Financing (which shall be governed by Section 3.2(d)(ii), shall have delivered to the Buyer their final form of payoff, termination and release letter, in a form attached hereto as Exhibit I (the “Payoff Letters”).
(ii) Energy for Industry Limited or any of its Related Entities and the Company or any Company Subsidiary shall have entered into an agreement on terms reasonably acceptable to the Buyer pursuant to which (a) the EFI Financing is terminated without any payment therefor by the Buyer, the Parent or, from and after the Closing, the Company or any Company Subsidiary, (b) title and ownership of the metering assets the subject of the EFI Financing is transferred to the Company or a Company Subsidiary, and (c) Energy for Industry Limited has released any Liens it held against such transferred assets or any other assets of the Company or a Company Subsidiary. For the avoidance of doubt, whether or not the EFI Financing would be considered Indebtedness under GAAP or

IFRS, it shall be considered Indebtedness for purposes of this Agreement, including the calculations under Section 2.1.
          (e) The Required Consents listed on Exhibit B, in a form attached hereto as Exhibit B.1, shall have been received on or prior to the Closing Date.
          (f) On the Closing Date, no unfavorable ruling shall have been issued, and there shall not be pending any Proceeding wherein an unfavorable ruling is likely to be issued by a Governmental Body that would be reasonably likely to (i) prevent consummation of the Transactions or (ii) cause any of the Transactions to be rescinded following the Closing.
          (g) On the Closing Date, there shall not have occurred since the date of this Agreement any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.
          (h) As at the Closing Date:
               (i) all of the Company’s and the Company Subsidiaries’ outstanding Indebtedness, other than that to be repaid pursuant to Section 2.4(b) or Section 3.4 and other than Indebtedness owing by a member of the Company Group to another member of the Company Group, shall have been terminated; and
               (ii) all Liens over the Assets of the Company or a Company Subsidiary, other than the Permitted Liens, shall have been released including, ASIC charge number 1711549 granted by the Company in favor of Bayard and ASIC charge number 1848374 granted by the Company in favor of Starfish Technology Fund II Nominees A Pty Ltd, Starfish Technology Fund II Nominees B Pty Ltd and Starfish Vicsuper Cleantech Companion Fund Nominees Pty Ltd.
          (i) The Company shall deliver to the Buyer each of the following:
               (i) a certificate of the Secretary of the Company, in a form attached hereto as Exhibit C certifying the form of constitution of the Company and each Company Subsidiary in full force and effect;
               (ii) a certificate of the Secretary of the Company, in a form attached hereto as Exhibit C, certifying that all requisite approvals of the Transactions by the Securityholders of the Company have been obtained in accordance with the constitution of the Company and the Corporations Act 2001 (Cth);
               (iii) the resignation and release letters, effective as of the Closing, of each director, secretary and public officer of the Company and each Company Subsidiary in a form attached hereto as Exhibit E;
               (iv) a copy of the Closing Statement, accompanied by an audit report from BDO in a form attached hereto as Exhibit J;
               (v) (I) signed copy of minutes of the Company evidencing the passing of resolutions of the Board of Directors of the Company (in a form to be provided to the Buyer in draft for review at least 3 Business Days prior to Closing) as at Closing, at which a quorum of directors is present and acting throughout, and at which the directors of the Company resolve: (a) to register the transfer of the Shares delivered under Section 3.2(j) subject to stamping, despite any contrary provision of the constitution of the Company; (b) to cancel the existing share certificates for the Shares and issue new share certificates for the Shares in the name of the Buyer; (c) to appoint as directors, secretaries and public officers (as appropriate) of the Company those persons nominated by the Buyer in writing prior to Closing, subject to those persons providing their written consent; (d) to accept the resignations of each director, secretary and public officer of the Company whose resignation is delivered under Section 3.2(i)(iii); (e) to transfer the registered offices of the Company to the address nominated by the Buyer prior to Closing, subject to the occupiers providing their written consent; (f) to revoke all existing banking authorities given by the Company and approve any new or revised banking authorities notified by the Buyer prior to Closing and (g) to revoke all existing powers of attorney or other authorities granted by the Company; and (II) signed copy of minutes of each Company Subsidiary evidencing the passing of resolutions of the Board of Directors of each Company Subsidiary (in a form to be provided to the Buyer in draft for review at least 3 Business Days prior to Closing) as at Closing, at which a quorum of directors is present and acting throughout, and at which the directors of each Company Subsidiary resolve: (a) to appoint as directors, secretaries and public officers (as appropriate) of the Company Subsidiary those persons nominated by the Buyer in writing prior to Closing, subject to those persons providing their written consent; (b) to accept the resignations of each director, secretary and public officer of the Company Subsidiary whose resignation is delivered under Section 3.2(i)(iii); (c) to transfer the registered offices of the Company Subsidiary to the address nominated by the Buyer prior to Closing, subject to the occupiers providing their written consent; and (d) to revoke all existing banking authorities given by the Company Subsidiary and approve any new or revised banking authorities notified by the Buyer prior to Closing;
               (vi) the Cash Escrow Agreement, in the form attached hereto as Exhibit D, (“Cash Escrow Agreement”) duly executed by the Securityholder Representative on behalf of each Securityholder;
               (vii) a legal opinion of the Company’s counsel in a form attached hereto as Exhibit G; and
               (viii) executed offer letters and letters of variation, as applicable, to employment agreementfrom at least 75% of all persons who are employees of any member of the Company Group at Closing (which group of employees must include Michael Zammit and Ross Fraser), which letters of variation and offer letters, as applicable, shall be substantially in the forms attached hereto as Exhibit H.
          (j) Each Securityholder shall have delivered to the Buyer each of the following:
               (i) original stock certificate(s) representing all of the Ordinary Shares owned by such Securityholder together with a duly executed share transfer form (executed by the Securityholder or its attorney) of the Securityholder’s Shares in favour of the Buyer;
               (ii) if such Securityholder is unable to locate the original stock certificates listed in subclause (i) because such certificates have been lost, stolen or destroyed, a Lost Stock Affidavit and Indemnity Agreement in a form attached hereto as

Exhibit K; and
               (iii) evidence that any Liens on the Shares have been released to the reasonable satisfaction of the Buyer including ASIC charge number 1610806 in relation to Hawkswood Investments Pty Ltd in favor of Australia and New Zealand Banking Group Limited and ASIC charge number 1644873 in relation to Bayard in favor of Lloyds TSB Bank PLC.
          (k) To the extent not already given under Section 2.11, each person with a right of pre-emption, right of first refusal or other right in relation to the Shares, Options or Convertible Notes which right is inconsistent with the any part of the Transactions, shall have waived those rights and consented to the Transactions, to the extent of the inconsistency.
          (l) None of the Company’s outstanding Options shall have been exercised.
          (m) All of the Convertible Notes shall have been converted into Ordinary Shares in accordance with the terms of this Agreement.
          (n) Each Securityholders has executed a counterpart of this Agreement.
     3.3 Conditions Precedent to the Securityholders’ Obligations. The obligation of the Securityholders to consummate the Transactions is subject to the satisfaction as of the Closing of each of the following conditions:
          (a) The representations and warranties of the Buyer and Parent set forth in Article 5 and Article 6, respectively, that are qualified by any reference to material adverse effect or other materiality qualifications shall be true and correct on and as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any representation or warranty is limited by its terms to a specific date or range of dates (in which case such representation and warranty need only be true and correct on the date or during the range of dates so specified). All other representations and warranties of the Buyer and Parent set forth in Article 5 and Article 6, respectively, shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any representation or warranty is limited by its terms to a specific date or range of dates (in which case such representation and warranty need only be true and correct in all material respects on the date or during the range of dates so specified).
          (b) Each of the Buyer and Parent has performed in all material respects their respective covenants contained in this Agreement and which are required to be performed on or prior to the Closing Date.
          (c) The Buyer and Parent shall have delivered to the Securityholder Representative a certificate dated the Closing Date and signed by an authorized officer of the Buyer and Parent stating that each of the conditions set forth in Sections 3.3(a) and (b) has been satisfied as of the Closing Date.
          (d) On the Closing Date, no unfavorable ruling shall have been issued, and there shall not be pending any Proceeding wherein an unfavorable ruling is likely to be, issued by a Governmental Body that would reasonably be expected to (i) prevent consummation of the

Transactions or (ii) cause any of the Transactions to be rescinded following the Closing.
          (e) The Buyer shall have delivered to the Securityholder Representative a copy of the Parent’s instructions to the Parent’s transfer agent, certified by the Secretary of the Parent, directing the transfer agent to issue a certificate in the name of each Accredited Holder for the number of shares of the Parent Common Stock to be issued to the Accredited Holder on Closing (whether directly or into escrow) as shown in the Closing Statement.
     3.4 Repayment of Indebtedness. No less than two Business Days prior to the Closing Date, the Securityholder Representative on behalf of the Securityholders may direct the Buyer in writing that an amount of the Closing Purchase Price specified in such direction is to be applied in repayment of Indebtedness of the Company pursuant to the terms of a Payoff Letter or the agreement under Section 3.2(d)(ii) terminating the EFI Financing. Payment of the relevant amount of the Closing Purchase Price in accordance with any such direction shall discharge in full the Buyer’s obligation to pay that amount of the Closing Purchase Price on Closing.
     3.5 Payment of SR Retention Amount. The Securityholders agree that on Closing the Buyer shall pay an amount of the Purchase Price equal to the SR Retention Amount to the Securityholder Representative or as it directs by wire transfer and that its payment shall discharge in full the Buyer’s obligation to pay that amount of the Closing Purchase Price to the Securityholders on Closing.
     3.6 Termination of EFI Financing. Without limitation to its obligations under Section 7.3, the Buyer shall act in good faith and provide all reasonable assistance as is within its power to provide, including the timely consideration and response to draft documentation, in connection with the Company’s obligation to procure the satisfaction of the condition in Section 3.2(d)(ii).
     3.7 Quarterly Financial Statements. The Company shall use its reasonable best efforts to prepare and deliver to the Buyer: quarterly unaudited consolidated statements of operations in accordance with IFRS together with the GAAP Reconciliation for all quarterly periods commencing with the quarter ended March 31, 2010 through the quarter ended March 31, 2011. All financial statements to be provided pursuant to Section 3.7 and shall be provided in US dollars and be translated in accordance with GAAP in all material respects.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date that, except as set forth in the Schedules (which Schedules shall reference the specific representation and warranty to which the disclosure relates), the following statements are true and correct and that each statement is in no way limited by any other statement:
     4.1 Authority; Authorization; Enforceability. The Company has the power and authority to enter into Transaction Documents to which it is a party, to perform its obligations under each Transaction Document to which it is a party and to consummate the Transactions. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and at Closing each other Transaction Document to which the Company is a party will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and at Closing each other Transaction Document to which the Company is a party will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject in each case to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law). The Company has delivered to Buyer true and complete copies of its and the Company Subsidiaries’ constitution and certificate of registration as in effect at the date hereof.
     4.2 No Conflict. Neither the execution and delivery by the Company of any Transaction Document to which the Company is a party nor the performance by the Company of its obligations under any Transaction Document will (i) contravene, conflict with, or result in a violation of or default under any provision of the constitution of the Company or of the Company Subsidiaries, (ii) breach or result in a violation of or default under any Legal Requirement or any Order applicable to the Company or any Company Subsidiary, or to which any of the assets owned by the Company or any Company Subsidiary is subject or (iii) breach in any respect, or result in a default under, or give any Person the right to declare a default or exercise any remedy under, to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract, or result in the imposition or creation of any Lien (other than Permitted Liens) upon or with respect to any of the assets owned, leased or licensed by the Company or any Company Subsidiary.
     4.3 Governmental Approvals. Except as set forth on Schedule 4.3, no action, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by the Company in connection with the execution and delivery by the Company of any Transaction Document to which it is a party or the performance by the Company of its obligations under any Transaction Document.
     4.4 Voting Agreements. There are no voting trust agreements, powers of attorney, member or similar agreements, proxies or any other Contracts relating to the sale, transfer, purchase, redemption, voting, distribution or dividend rights or disposition of any of the Shares or otherwise granting any Person any right in respect of the Shares or the Shares of any Company Subsidiary (each a “Rights Agreement”) to which the Company, any Company Subsidiary or, to the Company’s Knowledge, any Securityholder is a party or otherwise imposed by or through the Company. Other than restrictions imposed by applicable federal and state securities laws, there are no existing restrictions on the transfer of the Shares or any pre-emptive rights to them, imposed by or through the Company or, to the Knowledge of the Company, any other such existing restrictions which have not been waived.
     4.5 Corporate Matters. The Company and each Company Subsidiary incorporated in Australia is a corporation validly existing under the Corporations Act 2001 (Cth) and the New Zealand Company Subsidiary is a corporation validly existing under the Companies Act 1993 (NZ). The Company and each Company Subsidiary have the corporate power and authority to own or lease its properties and assets as and where currently owned or leased and to conduct the Business. The Company and each Company Subsidiary is duly qualified in each jurisdiction in which the nature of the Business or the ownership or leasing of its assets makes such qualification necessary, except where the lack of such qualification would not have a Material Adverse Effect.

     4.6 Capitalization. Schedule 4.6 sets forth the total authorized and outstanding shares of capital stock of the Company, all Notes, all Options and other ownership interests of the Company, of whatever class, series or designation; and except as disclosed on such Schedule 4.6, there are no (i) outstanding ownership interests of the Company, of whatever class, series or designation, or (ii) outstanding warrants, options, subscriptions, convertible or exchangeable securities or other agreements pursuant to which the Company is or may become obligated to issue or sell any ownership interests or other securities of the Company. There is no outstanding Contract of the Company or, to the Knowledge of the Company, any other Person, to purchase, redeem or otherwise acquire any of the Shares. There are no outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to the equity securities of the Company. All of the Shares on issue in the Company are Ordinary Shares. All Shares, Options and Convertible Notes issued by the Company and each Company Subsidiary, were issued in accordance with the requirements of the Company’s or the relevant Company Subsidiary’s constituent documents and in accordance with all Legal Requirements. The Company is not in breach of, and has not breached, section 113(1) of the Corporations Act 2001 (Cth).
     4.7 Company Subsidiaries.
          (a) Schedule 4.7 sets forth a true and complete list, containing the name, jurisdiction of organization and capitalization of each Company Subsidiary. The Company holds of record, or a Company Subsidiary holds of record, and the Company owns beneficially, all of the outstanding shares or ownership interests of each Company Subsidiary and there are no outstanding warrants, options, subscriptions, convertible or exchangeable securities or other agreements pursuant to which a Company Subsidiary is or may become obligated to issue or sell any shares of capital stock or other securities of such Company Subsidiary. Neither the Company nor any Company Subsidiary owns, or is a party to any Contract to acquire, any equity securities or securities of any Person or any direct or indirect equity or ownership in any other business.
          (b) Except as set forth in Schedule 4.7, there are no voting trust agreements, powers of attorney, member or similar agreements, proxies or any other Contracts relating to the sale, transfer, purchase, redemption, voting, distribution or dividend rights or disposition of any of the outstanding shares of capital stock or ownership interests of a Company Subsidiary held by the Company (or a Company Subsidiary) or otherwise granting any Person any right in respect of the outstanding shares of capital stock or ownership interests of a Company Subsidiary held by the Company (or a Company Subsidiary) and there are no existing restrictions on the transfer of such outstanding shares of capital stock or ownership interests of a Company Subsidiary other than restrictions imposed by applicable Australian, New Zealand, federal and state securities laws.
     4.8 Tangible Personal Property. All of the material tangible personal property reflected on the Most Recent Balance Sheet or otherwise operated by the Company or any Company Subsidiary in the operation of the Business is either (a) owned by the Company or any Company Subsidiary or (b) leased or licensed pursuant to valid leasehold or license interests, in each case free and clear of all Liens, other than Permitted Liens as of the Closing Date.
     4.9 Leased Real Estate. Schedule 4.9 sets forth each Real Property Lease. Except as otherwise set forth on Schedule 4.9:

          (a) each Real Property Lease is a valid and binding obligation of the Company or applicable Company Subsidiary, enforceable against the Company or the Company Subsidiary, as the case may be, in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights generally and by general principles of equity);
          (b) neither the Company or the applicable Company Subsidiary or, to the Knowledge of the Company or the applicable Company Subsidiary, any other party to any such Real Property Lease is in breach or default under such Real Property Lease, except for such defaults and events as to which requisite waivers or consents have been obtained;
          (c) the consummation of the Transactions does not require the consent of any landlord, sub-landlord or other Person under any such Real Property Lease; and.
          (d) all duties and imposts required to be paid or payable by the Company or any Company Subsidiary in relation to each Real Property Lease has been paid.
     4.10 Owned Real Estate. None of the Company and any Company Subsidiary owns any real property.
     4.11 Proceedings. There is no private or governmental action, suit, proceeding, inquiry, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, any of their properties or any of their respective officers or directors (in their capacities as such), or which questions or challenges the validity of this Agreement or any of the transactions contemplated hereby; and to the Knowledge of the Company, there is no basis for any such action, suit, proceeding, claim, arbitration or investigation. There is no judgment, decree or order against the Company or any Company Subsidiary or any of their respective officers or directors (in their capacity as such), that could prevent, enjoin or materially alter or delay any of the Transactions contemplated by this Agreement or the operation of the Business. Neither the Company nor any Company Subsidiary has any litigation threatened against any other party.
     4.12 Intellectual Property.
          (a) Details of all registered Intellectual Property Rights and material unregistered Intellectual Property Rights owned by the Company or a Company Subsidiary are set out in Schedule 4.12(a) and either the Company or a Company Subsidiary is the absolute legal and beneficial owner of those Intellectual Property Rights, free of all Liens (other than Permitted Liens).
          (b) Details of all material Intellectual Property Rights licensed by either the Company or a Company Subsidiary from any third party are set out in Schedule 4.12(b). In respect of each such license:
(i)	the license is subsisting;

(ii)	neither the licensee nor, to the Knowledge of the Company, the licensor is in breach of any material term of the license; and

(iii)	the licensor has not given notice to terminate the license and the

Company is not aware of any circumstance that would give the licensor proper cause to do so.
          (c) So far as the Company is aware:
(i)	none of the Company or any Company Subsidiary is infringing the Intellectual Property Rights of any other person;

(ii)	no person is infringing any of the Intellectual Property Rights set out in Schedule 4.12(a); and

(iii)	the Company is not aware of any challenge to the validity of any of the Intellectual Property Rights set out in Schedule 4.12(a).
          (d) Other than in respect of the licenses set out in Schedule 4.12(b), there are no royalties, license fees or other similar fees payable by the Company or a Company Subsidiary in connection with the use of any Intellectual Property Rights.
     4.13 Financial Statements; Financial Matters. The Company has delivered the following financial statements (the “Financial Statements”) to the Buyer, which are attached to Schedule 4.13, (a) the audited consolidated balance sheet of the Company Group as of June 30, 2010 (the “Most Recent Balance Sheet”), and the related audited consolidated statement of operations, statement of stockholders equity and statement of cash flows of the Company Group for the year ended June 30, 2010, together with an audit opinion from BDO and (b) the unaudited consolidated financial statements of the Company Group as of May 31, 2011 and for the 11 months ended May 31, 2011, including a consolidated balance sheet as of May 31, 2011 and consolidated statements of operations, stockholders equity and cash flows for the eleven months ended May 31, 2011 (the “Interim Financial Statements”). Except as set forth on Schedule 4.13, (i) each of the Financial Statements has been prepared in accordance with International Financial Reporting Standards (“IFRS”) applied on a basis consistent with prior periods, (ii) each of such balance sheets fairly presents in all material respects the financial position of the Company Group as of its respective date and (iii) each of such statements of operations fairly presents in all material respects the results of operations of the Company Group for the period covered thereby; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments.
     4.14 Taxes. Except as set forth on Schedule 4.14:
          (a) All Tax returns required by law to be lodged or filed by the Company and each Company Subsidiary have been lodged or filed and no Tax return contains a statement that is false or misleading in any particular or omits to refer to any matter that is required to be included or without which the statement is false or misleading. The Company has set up adequate reserves, for the Company and each Company Subsidiary, for the payment of all Taxes not yet due and payable.
          (b) All records relating to Tax returns or to the preparation of those returns required by law to be maintained by the Company and each Company Subsidiary have been duly maintained in accordance with the Tax Act.
          (c) All Tax for which the Company or any Company Subsidiary is liable in relation to the period up to and including Closing, including any penalty, fine or interest, has been paid or, in the case of Tax that is not yet due and payable, fully provided for in the Financial Statements.
          (d) There is no current dispute between the Company or any Company Subsidiary and any Revenue Authority, and neither the Company nor any Company Subsidiary is the subject of a Tax audit or, to the Knowledge of the Company, investigation by a Revenue Authority and there are no facts or circumstances of which the Company is aware or any Company Subsidiary is aware that might give rise to such a dispute, audit or investigation.
          (e) All amounts of Tax required by law to be deducted or withheld from payments by the Company or any Company Subsidiary have been deducted or withheld and paid to the appropriate authority.
          (f) Excluding the Transactions, no change has occurred in the Business which would prevent any revenue loss being carried forward and deducted from assessable income in a subsequent year or which would prevent any capital loss being carried forward to offset capital gains in a subsequent year.
          (g) No dividend has been paid by the Company or any Company Subsidiary in respect of which the required franking amount has exceeded the franked amount of the dividend, or which has been franked in excess of the required franking amount, which would result in the Company or any Company Subsidiary being liable to pay franking deficit tax or any additional tax.
          (h) The share capital account of the Company and each Company Subsidiary is not “tainted” for the purposes of the Tax Act.
          (i) There are no assets that have been rolled over into the Company or any Company Subsidiary under any rollover provisions, including those in Parts 3-1 to 3-3 of the Tax Act, that may be the subject of a CGT event or treated as having been disposed of for the purposes of the Tax Act as a result of this Agreement.
          (j) The Company and each Company Subsidiary has lodged or retained on file, as required, all returns, information, declarations, elections, notices and statements with respect to Taxes as required by law for all financial years ended on or prior to the Closing Date, has retained copies of same, and will continue to do so until the Closing Date and has made and will make a full and true disclosure of all information it is obliged to disclose in the period prior to Closing to all Revenue Authorities.
          (k) None of the Company and each Company Subsidiary has been involved in any forgiveness, or action that could be treated as forgiveness, of any commercial debt that could result in a net forgiven amount arising for the Company or any Company Subsidiary under Division 245 of the Tax Act.
          (l) All documents, the enforcement of which is material to the Company or any Company Subsidiary, have been duly stamped and no document belonging to the Company that is subject to ad valorem Stamp Duty is unstamped or insufficiently stamped or is liable to have additional duty assessed.
          (m) The Company and each Company Subsidiary is properly registered for GST, has an Australian Business Number and any GST net amount has been paid, claimed or provided for in the Financial Statements in respect of Pre-Closing Tax Periods.
          (n) All currently effective transactions and other dealings between the Company or any Company Subsidiary on the one hand, and any director, officer, employee or family member of such persons on the other hand, have been conducted at arm’s length and such arm’s length dealings are evidenced by documentation retained by the Company or such Company Subsidiary.
          (o) Neither the Company nor any Company Subsidiary has been involved in any dividend stripping or dividend or capital streaming or franking credit trading schemes or any scheme that may result in a declaration by the Commissioner pursuant to Division 165 of the GST Act or a determination pursuant to Part IVA of the Tax Act.
          (p) The Company and any Company Subsidiary has never been a member of a GST group or a pay roll tax group.
          (q) The Company and any Company Subsidiary is not a party to:
               (i) any indirect tax sharing agreement that satisfies all the requirements in section 444 90(1A) in Schedule 1 of the Taxation Administration Act 1953 (Cth); or
               (ii) any indirect tax funding agreement to fund or contribute to the payment of indirect tax by another entity.
          (r) None of the Company and each Company Subsidiary has ever been a member of a tax consolidated group and no election has or will be made by the Securityholders which would cause the Company or a Company Subsidiary to become a member of such a group.
          (s) None of the Company and each Company Subsidiary is a party to:
               (i) any tax sharing agreement that satisfies all the requirements in section 721-25 of the Tax Act; or
               (ii) any tax funding agreement to fund or contribute to the payment of tax by another entity.
     4.15 Material Contracts.
          (a) Schedule 4.15 sets forth a list of all Material Contracts. Except as set forth on Schedule 4.15, (i) each Material Contract is, and after the Closing will be, a valid and binding obligation of the Company or the Company Subsidiary party thereto, enforceable against the Company or the Company Subsidiary party thereto in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights generally and by general principles of equity), (ii) none of the Company or any of the Company Subsidiaries is in breach or default under any Material Contract, and, to the Knowledge of the Company or any Company Subsidiary, no other party thereto is in breach or default under any Material Contract, and (iii) neither the Company nor any of the Company Subsidiaries has received notice that any other party to such Material Contract has terminated any such Material Contract.
          (b) The Company has provided the Buyer with true, complete and correct copies of each Material Contract and with respect to any Material Contract that is not in written form, Schedule 4.15 contains a true, complete and correct summary of the material terms of any such Material Contract.
          (c) Schedule 4.15 lists each Material Contract that either constitutes or relates to a Government Contract or Government Bid.
          (d) Except as set forth in Schedule 4.15:
               (i) none of the Company and each Company Subsidiary has had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;
               (ii) the Company and each Company Subsidiary has complied with all Legal Requirements with respect to all Government Contracts and Government Bids;
               (iii) all facts set forth in or acknowledged by the Company and each Company Subsidiary in any certification, representation or disclosure statement submitted by the Company or a Company Subsidiary with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;
               (iv) none of the Company and each Company Subsidiary and any of its employees has been debarred or suspended from doing business with any Governmental Body, and, to the Knowledge of the Company and each Company Subsidiary, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company, a Company Subsidiary or any employee of the Company or a Company Subsidiary;
               (v) no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to the Company or a Company Subsidiary under any Government Contract;
               (vi) to the Knowledge of the Company, there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Proceeding or indictment involving the Company, a Company Subsidiary or any of their respective employees, (B) the questioning or disallowance of any costs submitted for payment by the Company or a Company Subsidiary, (C) the recoupment of any payments previously made to the Company or a Company Subsidiary, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of the Company or a Company Subsidiary, or (E) the assessment of any penalties or damages of any kind against the Company or a Company Subsidiary;
               (vii) there is not and has not been any (A) outstanding claim against the Company or a Company Subsidiary by, or dispute involving the Company or a Company Subsidiary with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, (B) fact known by the Company or a Company Subsidiary upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, (C) final decision of any Governmental Body against the Company or a Company Subsidiary;
               (viii) none of the Company and each Company Subsidiary is undergoing or has undergone any audit, and none of the Company and each Company Subsidiary has Knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);
               (ix) none of the Company and each Company Subsidiary is or will be required to make any filing with or give any notice to, or to obtain any consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of Transactions contemplated by this Agreement.
     4.16 Employees. Set forth on Schedule 4.16 is (a) the name and total compensation as of the date of this Agreement of each employee and independent contractor of the Company and each Company Subsidiary, (b) all increases in wage or salary for, or bonuses received by, such persons from the Company or any Company Subsidiary since July 1, 2010 with respect to the period beginning January 1, 2010 until the date hereof, (c) any increase in wage or salary or any bonus, or any promise (whether written or otherwise) of an increase in wage or salary or of any bonus, to be paid after the date hereof and (d) any bonus or similar incentive plan in which any employee of the Company or a Company Subsidiary is a participant. None of the Company and each Company Subsidiary is in default of any wage, salary or bonus obligations described in this Section 4.16 including in relation to its statutory obligations to pay its employees in accordance with the national minimum wage order and/or modern award minimum wages as applicable. To the Knowledge of the Company Group, no employee has received an offer to join a business that may be competitive with the Business.
     4.17 Labor and Employment Matters.
          (a) None of the Company and each Company Subsidiary is in breach of any material Legal Requirement pertaining to employees or employment matters.
          (b) None of the Company and each Company Subsidiary is a party to any agreement, arrangement or understanding with a union or industrial organisation in respect of any employee or group of employees.
          (c) Neither the Company nor any Company Subsidiary is involved in any dispute or events that are reasonably likely to result in a dispute involving any employee or officer (or former employee or officer) of the Company or a Company Subsidiary, or any employee organisation or union representing any such employee or officer, and no such dispute is pending or, so far as the Company is aware, threatened.
          (d) No employee of the Company or a Company Subsidiary has notified the Company or a Company Subsidiary that such employee has terminated or intends to terminate such employee’s employment.

          (e) Neither the Company nor any Company Subsidiary has been investigated or prosecuted by Fair Work Australia (or its predecessor), or the Department of Labour in respect of New Zealand, and no investigation or prosecution of this nature is pending or, to the Knowledge of the Company, threatened or anticipated. Fair Work Australia or the Department of Labour in respect of New Zealand, has not notified the Company or any Company Subsidiary that any workplace agreement, including any Australian Workplace Agreement, does not meet the “better off overall test” (or predecessor), as defined in the Fair Work Act 2009 (Cth) (or predecessor) or does not comply with the Employment Relations Act 2000 and Health & Safety in Employment Act 1992 in respect of New Zealand.
          (f) None of the Company and each Company Subsidiary operates or has ever operated a defined benefit superannuation plan or any other plan that would or does entitle any person to a pension, annuity or lump sum payment.
     4.18 Employee Benefit Plans and Superannuation. None of the Company and each Company Subsidiary presently maintains, contributes to or has any obligation to make contributions to, any employee benefit plan, retirement, profit sharing, stock option, stock bonus or deferred compensation, severance, sick leave, material bonus, pension, profit sharing, deferred compensation, written incentive compensation, vacation, severance, disability, death benefit, hospitalization, medical or other plan or arrangement providing benefits to current or former employees, officers or directors, in each case whether or not terminated, of the Company or any Company Subsidiary (“Benefit Plans”). Schedule 4.18 sets forth a list of all superannuation schemes or pension arrangements in operation by or in relation to employees or former employees of the Company and each Company Subsidiary and to which the Company or any Company Subsidiary contributes. Each superannuation fund to which the Company or any Australian Company Subsidiary contributes to is a “complying superannuation fund” for the purposes of the Superannuation Industry (Supervision) Act 1993 (Cth). With respect to each employee and former employee (a) the Company and each Company Subsidiary has provided at least the prescribed minimum level of superannuation support for that Employee or former employee so as not to incur a liability for the Superannuation Guarantee Charge and proper provision has been made for contributions payable in the current quarter, for that period up to and including the Closing Date, (b) there are no outstanding or unpaid superannuation contributions on the part of the Company or any Company Subsidiary for that employee or former employee however arising (including under statute, award or agreement), (c) in respect of each Australian Company Subsidiary, they have been properly offered a choice of superannuation fund to receive employer contributions payable, in accordance with the provisions of Part 3A of the Superannuation Guarantee (Administration) Act 1992 (Cth) (d) there are no outstanding or unpaid benefits currently due to that employee’s or former employee’s dependants or beneficiaries; and there are no complaints or outstanding claims for unpaid superannuation contributions or superannuation benefits. In respect of the New Zealand Company Subsidiary such Company Subsidiary is fully compliant with the provisions of the New Zealand Superannuation Act 2001, the Superannuation Schemes Act 1989 and KiwiSaver Act 2006 including having made all contributions required to be made.
     4.19 Absence of Certain Changes and Events. Since March 31, 2011, the Company and each Company Subsidiary has conducted its business in the ordinary course consistent with past practices, and, except as set forth on Schedule 4.19 or as required, as contemplated by or in accordance with this Agreement, there has not been:

          (a) any Material Adverse Effect;
          (b) any issuance or grant of any equity securities or any subscriptions, warrants, options or other agreements or rights of any kind whatsoever to purchase or otherwise receive or be issued any equity securities or any securities or obligations of any kind convertible into, or exercisable or exchangeable for, any equity securities of the Company or any of the Company Subsidiaries;
          (c) any recapitalization, reclassification, split or like change in the capitalization of the Company or any Company Subsidiary;
          (d) any amendment of the organizational documents of the Company or any Company Subsidiary, including the constitution and bylaws;
          (e) an increase in the compensation of officers and directors of the Company or any Company Subsidiary, except in the ordinary course of business or as required by any Contract existing on the date of this Agreement, or (ii) any grant of any extraordinary bonus to any employee, director or consultant of the Company or any Company Subsidiary, except for bonuses that are disclosed to the Buyer and consented to by the Buyer which were made prior to the Closing Date and which have been accounted for in determining the Net Working Capital;
          (f) the creation of any Lien over the assets of the Company or any Company Subsidiary other than Permitted Liens;
          (g) sale, assignment, transfer, conveyance, lease or other disposition of any of the properties or assets of the Company or any Company Subsidiary except in the ordinary course of business;
          (h) the acquisition of any properties or assets or the entering into commitments for capital expenditures of the Company or any Company Subsidiary except those that do not exceed A$25,000 for any individual acquisition or commitment and A$50,000 for all acquisitions and commitments in the aggregate;
          (i) except for transfers of cash pursuant to normal cash management practices in the ordinary course of business, payments of wages, salaries, superannuation contributions and expense reimbursements to employees, payments of amounts due to Securityholders in connection with the arrangements in effect as at the date of this Agreement (and disclosed in Section 4.19(i) of Schedule 4.19) for the provision of the bank guarantees set forth in Section 8.3(b), payment of interest due on Convertible Notes issued by the Company in 2010 and the incurring of Indebtedness permitted under Section 4.19(n), any investments in or loans to, or payment of any fees or expenses to, or the entering into or modification of any contract with, the Securityholders or any of their respective Affiliates;
          (j) the entering into or commencement of any Contract which materially restricts the ability of the Company or any Company Subsidiary to compete with, or conduct, any business or line of business in any geographic area;
          (k) any making, revoking or changing any material Tax election or settling or compromise any material Tax Liability;

          (l) any making of any payments outside the ordinary course of business for purposes of settling any dispute;
          (m) any entering into any transaction with any stockholder, officer, director, employee or any Affiliate or family member of such Person other than a transaction constituting the incurring of Indebtedness permitted by Section 4.19(n);
          (n) any incurring of any Indebtedness by the Company or a Company Subsidiary other than Securityholder Loans which do not require the approval of the Buyer under Section 2.4(b);
          (o) any termination of any Material Contract or waiver, release or assignment any rights or claims under any Material Contract;
          (p) failure to file any Tax Return when due or failure to cause each such Tax Return when filed to be true, complete and correct in all material respects or fail to pay any Taxes when due;
          (q) the hiring of any new employee not disclosed in Schedule 4.16 (other than to replace on substantially similar terms, including as to remuneration and benefits, a person who has ceased to be an employee of the Company or any Company Subsidiary);
          (r) any change to its accounting methods, principles, policies, procedures or practices;
          (s) any write off as uncollectible, or establishment of any extraordinary reserve with respect to, any account receivable or other Indebtedness except as set forth in the Financial Statements;
          (t) commencement or settlement of any Proceeding, other than a Proceeding in which Buyer or Parent are directly adverse to the Company; or
          (u) any agreement, undertaking or commitment (whether written or otherwise) to do any of the foregoing.
     4.20 Environmental, Health and Safety Matters. The Company and each Company Subsidiary is in compliance with all Environmental, Health and Safety Laws. The Company and each Company Subsidiary holds and is in compliance with all Governmental Authorizations required to be held by the Company and each Company Subsidiary under Environmental, Health and Safety Laws. To the Knowledge of the Company, there is no proposal to revoke, suspend, modify, challenge or not reissue any of the Government Authorizations mentioned in this Section 4.20. There has been no complaint to the Company or a Company Subsidiary from any Governmental Body or other person in relation to the impacts on the Environment or any alleged breach of any Environmental, Health and Safety Law associated with the carrying on of the Business.
     4.21 Insurance. Schedule 4.21 sets forth a list of all policies of fire, liability, workmen’s compensation, life, property and casualty and other insurance owned or held by the Company and each Company Subsidiary in the ordinary course of business for the current period that includes the date hereof under which the Company or any Company Subsidiary is the primary insured, other than policies of insurance related to the Benefit Plans (as defined in Section 4.18) (the “Insurance Policies”). All of the Insurance Policies are in full force and effect. Since the respective dates of the Insurance Policies, no written notice of cancellation or non-renewal with respect to any such policy has been received by the Company or any Company Subsidiary. Except as set forth on Schedule 4.21, neither the Company nor any Company Subsidiary has any self-insurance or co-insurance programs. Neither the Company nor any Company Subsidiary has added any additional persons as insured parties under any of its Insurance Policies. The Insurance Policies insure the Company and each Company Subsidiary for all insurances that would customarily be expected of a prudent company in respect of the Business.
     4.22 Compliance With Legal Requirements; Governmental Authorizations. The Company and each Company Subsidiary is in material compliance with all Legal Requirements, (ii) no written notice from any Governmental Body has been received by the Company or any Company Subsidiary nor, to the Knowledge of the Company Group, is any Proceeding threatened or pending with respect to any alleged violation by the Company or any Company Subsidiary of any Legal Requirement, (iii) the Company and each Company Subsidiary has all Governmental Authorizations required by all applicable Legal Requirements in the operation of the Business and (iv) the Company and each Company Subsidiary is in material compliance with such Governmental Authorizations.
     4.23 Brokers; Agents. None of the Company, each Company Subsidiary nor any Securityholder has dealt with any agent, finder, broker or other representative in any manner which could result in the Buyer or the Company or any Company Subsidiary being liable for any fee or commission in the nature of a finder’s fee or originator’s fee in connection with the Transactions.
     4.24 Affiliate Transactions. Except pursuant to or as contemplated by any Transaction Document, none of the Company and each Company Subsidiary has any further obligations pursuant to any management, consulting or similar agreement (whether written or otherwise) with any officer, director, 1% or greater stockholder or Affiliate of the Company.
     4.25 No Undisclosed Liabilities. Except as and to the amounts disclosed on the Most Recent Balance Sheet, and except for Company Transaction Expenses, none of the Company and each Company Subsidiary has any liabilities, except for liabilities incurred since the date of the Most Recent Balance Sheet in the ordinary course of business consistent with past practice or in accordance with the Transaction Documents. There are no off-balance sheet arrangements to which the Company or any Company Subsidiary is a party or otherwise involving the Company or any Company Subsidiary.
     4.26 Internal Controls. The Company and each Company Subsidiary (a) makes and keeps accurate books and records that fairly reflect the transactions and dispositions of assets of the Company and each Company Subsidiary, and (b) maintains internal accounting controls which provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of their respective financial statements, (ii) receipts and expenditures are made only in accordance with general or specific authorizations of managers of the Company or of a Company Subsidiary, and (iii) access to their respective assets is permitted only in accordance with general or specific authorizations of management and directors of the Company.
     4.27 Propriety of Past Payments. (a) No unrecorded fund or asset of the Company or any Company Subsidiary has been established for any purpose, (b) no accumulation or use of corporate funds of the Company or any Company Subsidiary has been made without being properly accounted for in the books and records of the Company or the applicable Company Subsidiary, (c) no payment has been made by or on behalf of the Company or any Company Subsidiary with the understanding that any party of such payment is to be used for any purpose other than that described in the documents supporting such payment and (d) none of the Company or any Company Subsidiary, any director, officer, employee, or agent of the Company or any Company Subsidiary or any other person acting for or behalf of the Company or any Company Subsidiary has in those capacities, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person, private or public, regardless of form, whether in money, property or services, (i) to obtain favorable treatment for any officer, director, stockholder, member or manager of the Company or any Company Subsidiary, the Company, any Company Subsidiary or any Affiliate of the Company in securing business, (ii) to pay for favorable treatment for business secured for any stockholder, officer or director of the Company, the Company, any Company Subsidiary or any affiliate of the Company, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of any stockholder, officer or director of the Company, the Company, any Company Subsidiary or any Affiliate of the Company or (iv) otherwise for the benefit of any stockholder, officer or director of the Company, the Company, any Company Subsidiary or any Affiliate of the company in violation of any Legal Requirement. None of the Company, any Company Subsidiary, or any current director, officer, agent, employee or other person acting on behalf of the Company or any Company Subsidiary, has in those capacities (x) used funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or (y) accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.
     4.28 Other Representations. To the Company’s Knowledge, no representation or warranty by Company or any Company Subsidiary set forth in this Agreement, and no statement contained in any exhibit or schedule hereto, or any certificate or writing delivered in connection with this Agreement (including the Closing Statement) and the transactions contemplated herein contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.
     4.29 Exclusive warranties from the Company: The Buyer acknowledges and agrees that:
          (a) the representations and warranties contained in this Article 4 and in any other Transaction Documents are the only representations and warranties from the Company on which the Buyer has relied in entering into this Agreement; and
          (b) to the maximum extent permitted by law, all other representations and warranties (whether express or implied and whether oral or in writing) on the part of the Company or its directors, officers, employees, agents or representatives are expressly excluded.
ARTICLE 5
REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE BUYER
     5.1 The Buyer hereby represents and warrants to the Securityholders as of the date hereof and as of the Closing Date that the following statements are true and correct:

          (a) Authority. The execution and delivery of the Transaction Documents to which the Buyer is a party and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action on the part of such Buyer. This Agreement has been, and at Closing each other Transaction Document to which the Buyer is a party will be, duly and validly executed and delivered by an authorized representative of such Buyer. This Agreement constitutes, and at Closing each other Transaction Document to which the Buyer is a party will constitute, the legal, valid and binding obligations of the Buyer, enforceable against such Buyer in accordance with their respective terms subject in each case to bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).
          (b) No Conflict. Neither the execution and delivery of the Transaction Documents by the Buyer nor the consummation or performance of any of the Transactions will (a) contravene, conflict with, or result in a violation of or default under any provision of the articles of incorporation or certificate of incorporation, as applicable, or bylaws or other organizational documents of the Buyer, or (b) contravene, conflict with, or result in a violation of or default under any Legal Requirement or any Order to which the Buyer may be subject.
          (c) Corporate Matters. The Buyer is a corporation validly existing under the Corporations Act 2001 (Cth). The Company is duly registered in Victoria.
          (d) Proceedings. There is no Proceeding pending against or relating to the Buyer which, if determined adversely to the Buyer could affect the ability of the Buyer to consummate the Transactions.
          (e) Brokers; Agents. None of the Buyer or any of its Affiliates has dealt with any agent, finder, broker or other representative in any manner which could result in the Securityholders or, if the Closing does not occur, the Company or a Company Subsidiary being liable for any fee or commission in the nature of a finder’s or originator’s fee in connection with the Transactions.
          (f) Sufficient Funds. The Buyer will have, immediately prior to the Closing Date, the financial capability to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.
          (g) Issuance of Parent Common Stock. All shares of Parent Common Stock that are issued to Securityholders pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, (i) will be duly and validly issued free and clear of any Liens, fully paid and non-assessable, (ii) subject to the accuracy of the representations of the Securityholders contained in Article 14, will be issued and delivered in compliance with all applicable Legal Requirements (including federal and state securities laws), and (iii) will be entitled to all rights, preferences and privileges of all other shares of the Parent Common Stock as described in the Parent’s organizational documents. All corporate action on the part of the Parent by its officers, directors and stockholders necessary for the authorization and issuance of Parent Common Stock to Securityholders in accordance with the terms of this Agreement has been taken or will be taken, and no further consent or authorization of the Parent, its directors, stockholders, any Governmental Body or organization or any other person or entity is required.
ARTICLE 6
REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF PARENT
     6.1 The Parent hereby represents and warrants to the Securityholders as of the date hereof and as of the Closing Date that the following statements are true and correct:
          (a) Authority. The execution and delivery of the Transaction Documents to which the Parent is a party and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action on the part of such Parent. This Agreement has been, and at Closing each other Transaction Document to which the Parent is a party will be, duly and validly executed and delivered by an authorized representative of such Parent. This Agreement constitutes, and at Closing each other Transaction Document to which the Parent is a party will constitute, the legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms subject in each case to bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).
          (b) No Conflict. Neither the execution and delivery of the Transaction Documents by the Parent nor the consummation or performance of any of the Transactions will (a) contravene, conflict with, or result in a violation of or default under any provision of the articles of incorporation or certificate of incorporation, as applicable, or bylaws or other organizational documents of the Parent, or (b) contravene, conflict with, or result in a violation of or default under any Legal Requirement or any Order to which the Parent may be subject.
          (c) Corporate Matters. The Parent is a corporation validly existing and in good standing under the laws of the State of Delaware.
          (d) Proceedings. There is no Proceeding pending against or relating to the Parent which, if determined adversely to the Parent could affect the ability of the Parent to discharge its obligations under the Transaction Documents.
          (e) Brokers; Agents. None of the Parent or any of its Affiliates has dealt with any agent, finder, broker or other representative in any manner which could result in the Securityholders or, if the Closing does not occur, the Company or a Company Subsidiary being liable for any fee or commission in the nature of a finder’s or originator’s fee in connection with the Transactions.
          (f) Issuance of Parent Common Stock. All shares of Parent Common Stock that are issued to Securityholders pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, (i) will be duly and validly issued free and clear of any Liens, fully paid and non-assessable, (ii) will be issued and delivered in compliance with all applicable Legal Requirements (including federal and state securities laws), and (iii) will be entitled to all rights, preferences and privileges of all other shares of the Parent Common Stock as described in the Parent’s organizational documents. All corporate action on the part of the Parent by its officers, directors and stockholders necessary for the authorization and issuance of Parent Common Stock to Securityholders in accordance with the terms of this Agreement has been taken or will be taken, and no further consent or authorization of the Parent, its directors, stockholders, any Governmental Body or organization or any other person or entity is required.
          (g) SEC Documents. The Parent is subject to the reporting requirements of the Exchange Act, and has timely filed (subject to any permitted extensions for which the Parent has timely filed) with SEC all periodic reports, schedules, registration statements and definitive proxy statements that the Buyer was required to file with the SEC on or after January 1, 2011 (collectively, the “Buyer SEC Filings”). Each Buyer SEC Filing, (i) as of its date, complied in all material respects with the requirements of the Exchange Act, and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
          (h) Parent Common Stock Registration; Listing. The Parent currently meets the continuing eligibility requirements for listing on the Nasdaq Global Market and has not received any notice from Nasdaq, the Financial Industry Regulatory Authority or any other Person that it may not currently satisfy such requirements or that such continued listing of the Parent Common Stock on the Nasdaq may be ended.
ARTICLE 7
PRE-CLOSING COVENANTS
     7.1 Access to Information.
          (a) Subject to Section 7.1(b), from and after the date hereof and until the Closing, upon reasonable notice, the Company shall provide to the Buyer and its authorized Agents reasonable access during normal business hours to the offices, books and records, Returns, Contracts, commitments, facilities and accountants of the Company Group, and shall furnish and make available to the Buyer and its authorized Agents all such documents and copies of documents (at the Buyer’s expense) and all such additional financial and operating data and other information pertaining to the affairs of the Company Group as the Buyer and its authorized Agents may reasonably request; provided, however, that the activities of the Buyer and its Agents shall be conducted in such a manner as not to interfere unreasonably with the operation of the Businesses.
          (b) The rights of the Buyer and its authorized Agents under Section 7.1(a) and Section 7.2(iii) are subject to any reasonable requirement which the Company may impose, as a condition to providing information, documents or access under Section 7.1(a) or Section 7.2(iii), that the Buyer agrees to abide by (and agrees to procure that its Agents will abide by) such protocols as the Company may reasonably specify for the purpose of maintaining the security and confidentiality of its confidential information.
     7.2 Operation of Business of Company Prior to Closing. At all times from and after the date of this Agreement until the Closing, the Company agrees that it shall (i) except to the extent the Buyer consents otherwise in writing, conduct the Business only in, and the

Company Group shall not take any action except in, the ordinary course consistent with past practices, (ii) use reasonable endeavours to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company Group; and (iii) cause the Company Group’s officers to report regularly (but in no event less frequently than weekly) to Buyer concerning the status of the Business. Further, except as otherwise permitted or required by this Agreement, prior to the Closing, neither the Company nor any Company Subsidiary shall do any of the following:
          (a) issue or grant any equity securities or any subscriptions, warrants, options or other agreements or rights of any kind whatsoever to purchase or otherwise receive or be issued any equity securities or any securities or obligations of any kind convertible into, or exercisable or exchangeable for, any equity securities of the Company or any of the Company Subsidiaries;
          (b) engage in any practice, take any action, or enter into any transaction outside the ordinary course of business that would have constituted a breach of any of the representations and warranties in Article 4 had such practice, action or transaction occurred prior to the date of this Agreement and would have not been disclosed in Schedules 4.1 to 4.28 of this Agreement;
          (c) effect any recapitalization, reclassification, split or like change in the capitalization of the Company or any Company Subsidiary;
          (d) amend or waive any provision of the constitution or other organizational documents of the Company or any Company Subsidiary, including the articles of incorporation and the bylaws;
          (e) increase the compensation of any officer and director or other employee of the Company or any Company Subsidiary, except for any increase as required by any Contract existing on the date hereof;
          (f) create any Lien other than Permitted Liens;
          (g) sell, assign, transfer, convey, lease or otherwise dispose of any of the properties or assets of the Company or any Company Subsidiary except in the ordinary course of business;
          (h) acquire any properties or assets or enter into commitments for capital expenditures of the Company or any Company Subsidiary except those that do not exceed A$25,000 for any individual acquisition or commitment and A$50,000 for all acquisitions and commitments in the aggregate;
          (i) except for transfers of cash pursuant to normal cash management practices in the ordinary course of business, payments of wages, salaries, superannuation contributions and expense reimbursements to employees, payments of amounts due to Securityholders in connection with the arrangements in effect as at the date of this Agreement (and disclosed in Section 4.19(i) of Schedule 4.19) for the provision of the bank guarantees set forth in Section 8.3(b), payment of interest due on Convertible Notes issued by the Company in 2010 and the incurring of Indebtedness permitted under Section 7.2(n), make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, the Securityholders or any of their respective Affiliates;
          (j) enter into any Contract which materially restricts the ability of the Company or any Company Subsidiary to compete with, or conduct, any business or line of business in any geographic area;
          (k) make, revoke or change any material Tax election or settle or compromise any material Tax Liability;
          (l) make any payments outside the ordinary course of business for purposes of settling any dispute;
          (m) enter into any transaction with any Securityholder, officer, director, employee or any Affiliate or family member of such Person other than a transaction constituting the incurring of Indebtedness permitted under Section 7.2(n);
          (n) incur any Indebtedness other than Securityholder Loans which do not require the approval of the Buyer under Section 2.4(b);
          (o) terminate any Material Contract or waive, release or assign any rights or claims under any Material Contract;
          (p) fail to file any Tax Return when due or fail to cause each such Tax Return when filed to be true, complete and correct in all material respects or fail to pay any Taxes when due;
          (q) hire any new employee not disclosed in Schedule 4.16 (other than to replace on substantially similar terms, including as to remuneration and benefits, a person who has ceased to be an employee of the Company or any Company Subsidiary);
          (r) make any change to its accounting methods, principles, policies, procedures or practices;
          (s) commence or settle any material Proceeding, other than a Proceeding in which Buyer or Parent are directly adverse to the Company;
          (t) use any funds borrowed under a Securityholder Loan to discharge or otherwise repay any non-current Indebtedness; or
          (u) agree or commit (whether written or otherwise) to do any of the foregoing.
     Notwithstanding the foregoing, nothing in this Section 7.2 shall prohibit the Company or any of the Company Subsidiaries from:
               (i) taking any action or omitting to take any action as required, as contemplated by or in accordance with this Agreement, as required by Legal Requirement, or otherwise approved in writing by the Buyer (not to be unreasonably withheld or delayed); or
               (ii) soliciting, negotiating and entering into any agreement or other commitment with any one or more Securityholders or their Related Entities in respect of the provision of funding to the Company provided that (x) any such agreement or other commitment is conditional on, and will not take effect unless, this Agreement is validly terminated pursuant to Article 9 and (y) in no event shall the Company or any Company Subsidiary violate Section 7.3(b) in undertaking such efforts.
     7.3 Efforts to Consummate.
          (a) Each Securityholder must use all reasonable endeavours to ensure that each condition in Sections 3.2(a), 3.2(b), 3.2(d) and 3.2(j) through 3.2(n) (inclusive), to the extent it is applicable to the Securityholder and is within the reasonable power of the Securityholder to ensure or assist in its satisfaction, is satisfied as soon as practicable after the date of this Agreement and in any event before the Termination Date.
          (b) The Company must use all reasonable endeavours to ensure that each condition in Section 3.2, to the extent it is applicable to the Company and is within the reasonable power of the Company to ensure or assist in its satisfaction, is satisfied as soon as practicable after the date of this Agreement and in any event before the Termination Date.
          (c) The Buyer must use all reasonable endeavours to ensure that each condition in Section 3.2 and Section 3.3, to the extent it is applicable to the Buyer or Parent and is within the reasonable power of the Buyer or Parent to ensure or assist in its satisfaction, is satisfied as soon as practicable after the date of this Agreement and in any event before the Termination Date.
          (d) The Securityholder Representative must use all reasonable endeavours to ensure that each condition in Section 3.2, to the extent it is applicable to the Securityholder Representative and is within the reasonable power of the Securityholder Representative to ensure or assist in its satisfaction, is satisfied as soon as practicable after the date of this Agreement and in any event before the Termination Date.
          (e) Without limitation to the foregoing, each of those parties must, in respect of the conditions attributed to it in Sections 7.3(a), 7.3(b), 7.3(c), and 7.3(d), respectively:
               (i) to the extent it is within the reasonable power of the relevant party to do so, cooperate with, and comply with all reasonable requests of each other party for the purposes of procuring the satisfaction of any such condition and must not take any action that will or is likely to hinder or prevent the satisfaction of any such condition;
               (ii) keep each other party informed of any fact, matter or circumstance of which it becomes aware that may result in any such condition not being satisfied in accordance with its terms; and
               (iii) within two Business Days after becoming aware of the satisfaction of any such condition notify the other party of the satisfaction of the condition.
          (f) Nothing in this Agreement shall be construed as an attempt or an agreement by the Company or any of the Company Subsidiaries to assign or cause the assignment of any Contract or Governmental Authorization which is by Legal Requirement non-assignable without the consent of the other party or parties thereto, unless such consent shall have been given.

     7.4 Execution of Additional Documents. Prior to Closing, from time to time, as and when requested by a party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions reasonably necessary to consummate the Transactions.
     7.5 Publicity. Prior to the Closing, other than disclosure (i) to and amongst the Securityholders and their respective advisers for the purpose of informing them about the Transactions, and (ii) by a party to its professional advisers and (where applicable) to the unitholders, limited partners, directors, officers and employees of it and its Affiliates, no public release, announcement or other disclosure concerning the Transactions shall be issued or made by any party hereto or such party’s Affiliates or Agents without the prior consent of the other parties hereto (save that the giving of consent by the Securityholder Representative shall for this purpose be deemed to be the consent of each Securityholder), which consent shall not be unreasonably withheld, conditioned or delayed, except that each party may disclose information if required or advisable under any Legal Requirement and, with respect to Parent, the requirements of any national securities exchange on which the Parent Common Stock is then listed, provided that the Buyer will provide reasonable notice of the circumstances and form of such disclosure to the Company.
     7.6 No Solicitation.
          (a) The Company and the Securityholders shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.
          (b) During the period from the date hereof and continuing until the earlier to occur of the termination of this Agreement pursuant to Article 9 or the Closing, the Company shall not and shall cause each of its current directors, current executive officers and other employees, Affiliates (including each Company Subsidiary), representatives and other Agents (including its financial, legal and accounting advisors) not to, directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal; (ii) furnish to any Person any nonpublic information or take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, or the making of any proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract relating to any Acquisition Proposal.
          (c) As promptly as practicable after receipt of any Acquisition Proposal or any written request for nonpublic information or written inquiry in respect of any potential Acquisition Proposal, the Company shall provide Buyer with oral and written notice of the fact that such Acquisition Proposal, request or inquiry was submitted or made and, to the extent not prohibited by any confidentiality obligation of the Company or any of its Affiliates to the Person or group making any such Acquisition Proposal, request or inquiry, the identity of such Person and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry.
          (d) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 7.6 by any current executive officer or current director of the

Company, a Company Subsidiary or any investment banker, attorney or representative of the Company shall be deemed to be a breach of this Section 7.6 by the Company.
     7.7 Compensation. As of the Closing, the bonus, deferred salaries, payroll liabilities, incentive compensation awards, severance (other than severance obligations expressly assumed by Buyer or Parent), consulting fees (including fees payable at termination of such consultant), variable compensation plan payments and/or other profit sharing contributions that may be due with respect to the fiscal year ended June 30, 2011, which have not been paid, are set forth on Schedule 7.7.
ARTICLE 8
POST-CLOSING COVENANTS
     8.1 Covenants of the Parties. The Securityholders may, following the Closing, retain copies of the Company’s Records, including Records stored on computer disks or tapes or any other storage medium, as the Securityholders are reasonably likely to need in connection with any accounting, auditing and Tax requirements, any Legal Requirements and any claims or Proceedings relating in whole or in part to the Securityholders or the Company. The parties hereto shall reasonably cooperate with each other and shall cause their respective Agents to cooperate with each other following the Closing to ensure the orderly transition of the ownership of the Company and the Business to the Buyer and to minimize any disruption to the Business that might result from the Transactions.
     8.2 Publicity. Following the Closing:
          (a) each of the Securityholder Representative and the Securityholders has complete discretion to announce the Transaction including the general terms thereof and any other information with respect to the Transaction to the extent (i) required or advisable under any Legal Requirement, (ii) such information as is included in the announcement has been included in any of the Parent’s public filings, or (iii) the Parent has consented in writing to the announcement (such consent not to be unreasonably withheld); and
          (b) the Buyer and Parent have complete discretion to announce the Transaction including the general terms thereof and any other information with respect to the Transaction as the Parent or the Buyer may determine in its sole and absolute discretion.
     8.3 IMO Guaranty. Buyer agrees promptly after Closing to:
          (a) provide to the Western Australia Independent Market Operator (the “IMO”) cash or a bank undertaking(s) to secure the Company Group’s Curtailable Load Facility and/or DSM Programme for the Capacity Year 2012/2013 as set forth on the IMO’s Wholesale Electricity Market System, such cash, bank undertaking, or any other approved method of satisfying the IMO’s Reserve Capacity Security requirements in an amount and from a bank or financial institution acceptable to the IMO (the “IMO Undertaking”);
          (b) cause the guarantors to be released (and in any event within four weeks from the Closing Date) from the bank guarantees totaling A$4,000,002.75 in aggregate previously provided to the IMO with respect to the Capacity Year 2012/2013 and use reasonable endeavors to have those bank guarantees returned to the Securityholder Representative; and procure that the Company pays to the Securityholders who have procured the provision of such bank guarantees the amounts which accrue to them in respect of procuring the provision of those guarantees under the arrangements in effect as at the date of this Agreement (and disclosed in Section 4.19(i) of Schedule 4.19) until the date those bank guarantees have been returned to the Securityholder Representative from the IMO, such amounts to be paid on their due dates for payment and, in respect of any such amounts which have accrued but not fallen due for payment on the date on which the guarantees are returned from the IMO to the Securityholder Representative, on the date on which the guarantees are returned from the IMO to the Securityholder Representative; provided that the applicable Securityholders agree to provide the Buyer a statement indicating the accrued amounts to be paid to them by the Company pursuant to those arrangements set forth on Section 4.19(i) of Schedule 4.19 and upon receipt of such amounts automatically release the Company from any further liability thereunder; and
          (c) procure the release by the IMO of ASIC fixed charge 1683351 granted in favour of the IMO in relation to a bank deposit in the amount of A$997,050 with respect to the Capacity Year 2010/2011 and ASIC fixed charge 1843601 granted in favour of the IMO in relation to the 2011/2012 IMO Deposit.
The Securityholders shall provide such assistance as is within their power to provide and is reasonably required to procure the releases referred to in Sections 8.3(b) and 8.3(c).
     8.4 Additional Purchase Price on release of IMO Security Deposit. Buyer agrees that promptly following the IMO providing the releases referred to in Section 8.3(c), it shall pay or procure the payment to an account with an Australian bank specified by the Securityholder Representative, as additional Purchase Price, an amount equal to the 2011/2012 IMO Deposit that the Company receives from the IMO, including all accrued interest without any conditions or offsets.
     8.5 Security Deposit Claims. Upon Buyer becoming aware of the IMO making a decision to withhold and retain or taking any action to withhold and retain any or all of the security deposit amounts referred to in Section 8.3(c) (“IMO Claim”):
          (a) the Buyer must notify the Securityholder Representative immediately of all material details regarding the IMO Claim and provide all documentation and other communications received from the IMO which relate to the IMO Claim;
          (b) the Buyer will not take any action in respect of the IMO Claim (including responding to, admitting liability or paying, accepting or compromising the IMO Claim or agreeing with the IMO as to any appropriation or treatment of the security deposit) without the prior written consent of the Securityholder Representative (which consent may not be unreasonably withheld); and
          (c) the Securityholder Representative will be entitled to be involved in, attend at and participate in, all discussions and negotiations with the IMO regarding the IMO Claim at its own expense. Any expenses incurred by the Company post-Closing or by the Buyer and Parent shall be promptly upon request be reimbursed by the Securityholders.
     8.6 Cooperation with Governmental Inquiry. From and after the Closing Date, each of the Buyer, the Securityholder Representative and the officers and directors of the Company prior to the Closing (to the extent they are also Securityholders) shall cooperate, as reasonably requested, in connection with any inquiry by a Governmental Body relating to this Agreement or the transactions contemplated hereby. Reasonable cooperation shall be determined based on the nature of the inquiry and the person’s knowledge of any factual information pertaining to the same. All costs incurred in connection with such cooperation shall be borne by the Buyer.
ARTICLE 9
TERMINATION
     9.1 Grounds for Termination. This Agreement may, by notice given prior to or at the Closing, be terminated as follows:
          (a) by mutual written consent of the Buyer, the Company and the Securityholder Representative;
          (b) by either (i) the Buyer or (ii) the Securityholder Representative if the Closing has not occurred (other than as a result of the failure of any party seeking to terminate this Agreement to comply fully with such party’s obligations under this Agreement) on or before 15 July, 2011, or such later date as the parties may agree upon in writing (the later of such dates to be referred to as the “Termination Date”);
          (c) by the Buyer if there shall have been a breach or failure to perform any covenant or agreement on the part of the Company or any of the Securityholders contained in this Agreement (i) that causes (or would reasonably be expected to cause) any condition precedent to Buyer’s obligations as set forth in Section 3.2 not to be satisfied, and (ii) which breach or failure to perform is not capable of being cured or, if reasonably capable of being cured, shall not have been cured prior to the earlier of (A) twenty (20) days following notice of such breach and (B) the Termination Date; or
          (d) by the Securityholder Representative if there shall have been a breach or failure to perform any covenant or agreement on the part of the Buyer or the Parent contained in this Agreement (i) that causes (or would reasonably be expected to cause) any condition precedent to the Securityholders’ obligations as set forth in Section 3.3 not to be satisfied, and (ii) which breach or failure to perform is not capable of being cured or, if reasonably capable of being cured, shall not have been cured prior to the earlier of (A) twenty (20) days following notice of such breach and (B) the Termination Date;
     9.2 Effect of Termination. Any termination of this Agreement by a party under this Article 9 shall be without liability to the other parties other than any liability which any party may have arising out of a breach of this Agreement prior to such termination. Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement prior to such termination, in which case the terminating party shall retain its rights against such other party in respect of such other party’s breach. If this Agreement is terminated, the Buyer must promptly on demand by the Company pay the fees and expenses of BDO and Moore Stephens and the costs of additional internal accounting resources utilized by the Company in connection with the preparation of the financial statements contemplated by Sections 3.2, 3.7, and 4.13 and all associated work (including valuation work).
     9.3 Termination Procedures. If Buyer wishes to terminate this Agreement pursuant to Section 9.1(b) or Section 9.1(c), Buyer shall deliver to the Company and the Securityholder Representative a written notice stating that Buyer is terminating this Agreement and setting forth a brief description of the basis on which Buyer is terminating this Agreement. If the Securityholder Representative wishes to terminate this Agreement pursuant to Section 9.1(b), or Section 9.1(d), the Securityholder Representative shall deliver to Buyer a written notice stating that the Securityholder Representative is terminating this Agreement and setting forth a brief description of the basis on which the Securityholder Representative is terminating this Agreement.
ARTICLE 10
INDEMNIFICATION
     10.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the eighteen (18) month anniversary of the Closing Date; provided that
          (a) all covenants and agreements contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until fully performed; and
          (b) the representations and warranties set forth in Section 4.6, Section 14.1 and Section 14.6 shall survive indefinitely.
     Subject to the limitations in this Article 10, any Claim (as hereinafter defined) based upon a breach of a representation, warranty, agreement or covenant which is made in writing prior to the expiration of the applicable survival period shall survive such expiration until resolved or judicially determined.
     10.2 Indemnification by Securityholders.
          (a) Subject to the limitations, conditions and restrictions set forth in this Agreement, each Securityholder and its successors and assigns, jointly and severally (subject to the limitations set forth in Section 10.5), shall indemnify and defend the Buyer Indemnified Parties and hold them harmless from and against any and all Losses of or against the Buyer Indemnified Parties after the Closing to the extent resulting from or arising out of (i) any breach as of the date hereof or as of the Closing Date of any representation or warranty made by the Company, (ii) any breach or non-fulfillment of any agreement or covenant of the Company contained in the Transaction Documents which are to be performed prior to Closing, and (iii) any inaccuracies or omissions in the data provided by the Company to BDO in the Closing Statement.
          (b) Subject to the limitations, conditions and restrictions set forth in this Agreement, each Securityholder shall severally and not jointly indemnify and defend the Buyer Indemnified Parties and hold them harmless from and against any and all Losses incurred or suffered by them to the extent resulting from or arising out of (i) any breach of any representation, warranty or covenant made by such Securityholder in Article 14 to this Agreement, and (ii) any breach or non-fulfillment of any agreement or covenant of such Securityholder contained in any Transaction Document .
          (c) Each Restricted Party shall indemnify, severally and not jointly, the Buyer Indemnified Parties and hold them harmless from and against any and all Losses incurred or suffered by them to the extent resulting from any breach of Section 14.2 by such Restricted Party.
          (d) Each Option Holder shall indemnify, severally and not jointly, the Buyer Indemnified Parties and hold them harmless from and against any and all Losses incurred or suffered by them to the extent resulting from any breach of Section 14.4 by such Option Holder.
          (e) Each Noteholder shall indemnify, severally and not jointly, the Buyer Indemnified Parties and hold them harmless from and against any and all Losses incurred or suffered by them to the extent resulting from any breach of Section 14.5 by such Noteholder.
          (f) This Article 10 sets out the exclusive rights of the Buyer Indemnified Parties in respect of Losses of the nature referred to in this Article 10.
          (g) The Buyer agrees to the provisions of this Article 10 as agent for each Buyer Indemnified Party that is not a party to this Agreement and shall procure that each such Person acts in accordance with its provisions as if it were a signatory to this Agreement.
     10.3 Indemnification by Buyer. If the IMO draws on any bank guarantee referred to in Section 8.3(b) at any time after Closing and prior to the release of that bank guarantee, the Buyer will upon becoming aware of the drawing promptly notify the Securityholder Representative and will indemnify and keep indemnified the Securityholders in respect of all Losses suffered or incurred by Securityholders in connection with such drawing or failure to pay.
     10.4 Procedure Relative to Indemnification.
          (a) If an indemnified party shall claim that it is entitled to be indemnified, defended or held harmless pursuant to the terms of this Article 10 (each, a “Claim”), such party (the “Claiming Party”) shall notify the party or parties against which the claim is made (the “Indemnifying Party”) in writing (a “Claim Notice”) of such Claim promptly after the Claiming Party receives notice of any action, Proceeding, demand or assessment or otherwise has received notice or become aware of any claim that may reasonably be expected to result in a Claim by the Claiming Party against the Indemnifying Party (provided that in the event of a delay in giving such notice, the Indemnifying Party shall not be relieved of its indemnification obligations hereunder unless it is materially prejudiced thereby and then only to the extent of the prejudice). The Claim Notice shall specify the breach of representation, warranty, agreement or covenant or other basis for indemnification claimed by the Claiming Party and the Losses incurred by, or actually or potentially imposed upon, the Claiming Party on account thereof. If such Losses are liquidated in amount, the Claim Notice shall so state and such amount shall be deemed the amount of the Claim of the Claiming Party. If the amount is not liquidated, the Claim Notice shall so state and in such event a Claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming Party.
          (b) If any Claims of the Claiming Party are based upon a claim by a third-party (a “Third-Party Claim”) (including any form of Proceeding filed or instituted by any Governmental Body), then Indemnifying Party may assume the exclusive right to control and defend such Third-Party Claim, provided that the Buyer is regularly consulted, kept informed and given the reasonable opportunity to comment and object to all aspects of the Third-Party Claim. In all such cases, the Claiming Party will have the right to participate, at the Claiming Party’s expense, in the defense or settlement of such claim with counsel reasonably satisfactory to Indemnifying Party. The Indemnifying Party shall have the right to settle and compromise such Third-Party Claim only with the consent of the Claiming Party (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary contained herein, in the event that either Buyer or Parent is the Claiming Party and it determines in its reasonable judgment that (x) there is a probability that the amount of Loss claimed will be greater than the Escrow Amount; (y) the Claims include claims seeking equitable or other non-monetary relief, or (z) there is a probability that a Third-Party Claim may adversely affect its rights to conduct the Business after the Closing Date, then Buyer or Parent (as the case may be) may, by written notice to the Securityholder Representative, assume the exclusive right to control, defend, compromise, or settle such Third-Party Claim and the amount of such Loss, if any, and the reasonable fees and expenses of counsel shall be considered Losses of Buyer and/or Parent for purposes of this Agreement. In all such cases, the Indemnifying Party will have the right to participate, at Indemnifying Party’s expense, in the defense or settlement of such claim with counsel reasonably satisfactory to Buyer.
               (i) If the Indemnifying Party shall notify the Claiming Party that the Indemnifying Party does not wish to defend the Third-Party Claim (or a Claiming Party assumes the conduct of a Third-Party Claim under the circumstances described in the penultimate sentence of Section 10.4(b)) the Claiming Party shall have the right to:
                    (1) conduct a defense against such Third-Party Claim provided that it promptly and regularly provides the Indemnifying Party with information material to the conduct and progress of the Third-Party Claim; and
                    (2) settle and compromise such Third-Party Claim if it acts reasonably and in good faith upon ten (10) days’ notice to, but without having to first obtain the consent of, the Indemnifying Party.
          (c) Upon receipt of a Claim Notice that does not involve a Third-Party Claim, the Indemnifying Party shall have thirty (30) days from the receipt of such Claim Notice (which has been given in accordance with the requirements of Section 10.4(a)) to notify the Claiming Party that the Indemnifying Party disputes such Claim. If the Indemnifying Party does not provide timely notification to the Claiming Party of such dispute, then the amount of such Claim shall be deemed, conclusively, a liability of the Indemnifying Party hereunder. If the Indemnifying Party does timely notify the Claiming Party of such dispute, then the Claiming Party shall have thirty (30) days from the date of receipt of such notice to respond in a written statement to the objection of the Indemnifying Party. If after such thirty (30)-day period there remains a dispute as to any such Claim, then the Claiming Party and the Indemnifying Party shall attempt in good faith for a period not to exceed thirty (30) additional days to agree upon the rights of the respective parties with respect to such Claim. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by the Buyer and the Indemnifying Party. If the parties do not agree within such additional thirty (30)-day period, then the Claiming Party may pursue any and all other remedies available to it hereunder.
          (d) Once the amount of any Claim under this Article 10 is liquidated and the Claim is finally determined, the Claiming Party shall be entitled to pursue each and every remedy available to it at law or in equity to enforce the indemnification provisions of this Article 10 and, in the event it is determined, or the Indemnifying Party agrees, that it is obligated to indemnify the Claiming Party for such Claim, the Indemnifying Party agrees to pay all reasonable costs, expenses and fees, including all reasonable attorneys’ fees which may be incurred by the Claiming Party in attempting to enforce indemnification under this Article 10, whether the same shall be enforced by suit or otherwise which the Indemnifying Party and the Claiming Party agree are due to the Claiming Party or which a court, arbitrator or other judicial body determines are due to the Claiming Party.
          10.5 Limits on Indemnification.
          (a) Notwithstanding anything contained in the Transaction Documents to the contrary, the Securityholders shall not be obligated to indemnify, defend or hold harmless any Buyer Indemnified Party with respect to any Losses from any Claim or Claims under Section 10.2(a)(i):
               (i) for less than $5,000 for any particular item or series of related items; provided that this clause (i) shall cease to apply once the total Losses from all Claims (other than any Claims for less than A$5,000) equal or exceed A$100,000; and
               (ii) unless and until the aggregate Losses from all Claims under Section 10.2(a)(i), not including Claims excluded by clause (i) above, exceed A$100,000 (the “Basket Amount”), in which case the Buyer Indemnified Parties shall be entitled to be indemnified against the full amount of such Losses (which full amount shall include Losses previously excluded under Section 10.5(a)(i) and the portion of such Losses below A$100,000) and thereafter, the limitation set forth in Section 10.5(a)(i) shall cease to apply.
          (b) In no event shall the total indemnity obligations of any individual Securityholder exceed the Purchase Price actually paid to such Securityholder by the Buyer.
          (c) The Securityholders’ indemnification obligations under this Article 10 shall also be subject to the following limitations:
               (i) The Escrow Amount shall be, subject to the proviso of this clause (i), the sole source to satisfy the indemnification provisions of Article 10 with respect to Claims in respect of any Losses relating to any breach of the representations or warranties of the Company as the date hereof or as of the Closing Date other than a breach of Section 4.6 (and, subject to the other provisions of this Agreement, the Securityholders’ liability shall be limited to that amount); provided that the Buyer may also by giving notice in writing to the Securityholder Representative offset Losses which relate to such Claims which are based on fraud or criminal matters from any Earnout Payment otherwise due; provided that in the event that the Securityholder Representative objects to such offset, the offset shall be deemed unresolved until such amount, if any, has been agreed with the Securityholder Representative or judicially determined. Any amounts indemnifiable by Securityholders under this Article 10 out of any Earnout Payment shall be limited, as to each Securityholder, to such Securityholder’s Pro Rata Portion of such Earnout Payment.
               (ii) The Escrow Amount shall be the first source, but not the sole source, to satisfy the indemnification provisions of Article 10 relating to any other Losses (including breaches of Section 4.6); provided, however, that with respect to indemnification under Sections 10.2(b), 10.2(c), 10.2(d) and 10.2(e) the portion of related Losses that may be claimed against the Escrow shall be limited to the breaching Securityholders’ share of the Escrow Amount at the relevant time.

               (iii) No Securityholder shall be liable in respect of a Claim under this Article 10 if, within six months of the date by which the Securityholder or the Securityholder Representative (as the case may be) receives the Claim Notice in respect of the Claim, (A) the Claim has not been agreed, compromised or settled, and (B) a Buyer Indemnified Party has not issued and served legal proceedings against the party in respect of the Claim.
               (iv) No Buyer Indemnified Party is entitled to recover under any Claim more than once in respect of the same Loss.
               (v) No Buyer Indemnified Party is entitled to recover in respect of any Loss caused by any act, omission or arrangement:
(1)	of, by or on behalf of the Buyer or any Related Entity of the Buyer before or after the Closing (but subject to the duties to mitigate Losses provided in this Article 10, this clause shall not apply to any increasing Losses caused by a Claim remaining unresolved);
(2)	of any other person, made at the request of or with the prior consent of the Buyer or any Related Entity of the Buyer; or
(3)	implementing, or permitted or contemplated by, the terms of any Transaction Document; or
               (vi) No Buyer Indemnified Party is entitled to recover in respect of any Loss caused by any change after the date of this Agreement in any applicable law or in its interpretation or in any administrative practice or ruling of a Government Body (even if the change has retrospective effect).
               (vii) No Claim in respect of any representation or warranty in Section 4.14 may be made where the Claim:
(1)	concerns or arises out of a fact, matter or circumstance arising from ordinary trading activities of a Group Company between 31 March 2011 and Closing;
(2)	concerns or arises out of a fact, matter or circumstance which is GST which is recoverable from the recipient of a supply or for which an input tax credit is available;
(3)	does not exceed any overprovision for Tax in the Financial Statements;
(4)	does not exceed any Tax refund, offset or credit received by the Company or a Company Subsidiary for a period before Closing;
(5)	concerns or arises out of a fact, matter or circumstance arising from an election or choice made after Closing without the fully informed prior written consent of Securityholder Representative (which must not unreasonably withhold or delay consent) in connection with a Return or a request to amend an assessment of Tax.
               (viii) In the event that the Buyer (A) claims that a Material Adverse Effect has occurred due to events, actions or omissions occurring after the date of this Agreement, (B) claims that such Material Adverse Effect causes the condition in Section 3.2(g) not to be satisfied and (C) decides to waive such condition and consummate the transactions contemplated hereby, then Buyer shall not be entitled to make any indemnification claims against the Securityholders relating to the events, actions or omissions after the date of this Agreement that led to the Material Adverse Effect claim. Buyer shall give the Company notice promptly after it determines that a Material Adverse Effect has occurred.
          (d) Save for the limitation in Section 10.5(b), none of the limitations set forth in Section 10.1 or this Section 10.5 shall apply in respect of a Securityholder in the case of indemnification for any Losses or other indemnification matter based upon, arising out of, or relating to fraud or criminal matters (i) (x) which occurred on or before the date of the Agreement and (y) of which such Securityholder was aware prior to the date of the Agreement, and (ii) if the covenant contained in the immediately following sentence has been complied with, (x) which occurred on or before the date of the Agreement and (y) of which such Securityholder becomes aware during the period from the date of the Agreement until Closing. The Company and the Securityholders each agree to notify the Buyer immediately (which must be within one business day) if it becomes aware, during the period between the date of this Agreement and Closing, of any fraud or criminal matter which occurred on or prior to the date of the Agreement. If the covenant contained in the immediately following sentence has not been complied with, then with respect to clause (iii)(x) above, the date of occurrence shall be the date of Closing instead of the date of the Agreement.
          (e) The amount of any Losses for which indemnification is provided under this Article 10 shall be net of:
               (i) any amounts actually recovered by a Buyer Indemnified Party from any third person (by contribution, indemnification or otherwise) with respect to such Losses; and
               (ii) any amounts that the Buyer Indemnified Party actually recovers under any contract of insurance in respect of any fact, matter or circumstance giving rise to the Claim.
          (f) If a Buyer Indemnified Party recovers any such amount after any one or more Securityholders has made a payment to the Buyer Indemnified Party (or an amount has been appropriated from the Escrow Account) to settle or discharge any indemnification obligation under this Article 10, the Buyer Indemnified Party must promptly make a payment to the relevant Securityholder or Securityholders (as the case may be) of an amount necessary to give effect to Section 10.5(e).
          (g) Each Buyer Indemnified Party must take commercially reasonable steps to avoid or mitigate any Loss in respect of which it is entitled to seek indemnification under this Article 10; provided that the foregoing shall not require any Buyer Indemnified Party to take any action that will result in increased expenses to any Buyer Indemnified Party, such as an increase in insurance premiums. If a Buyer Indemnified Party does not comply with its obligations under this Section 10.5(g) and compliance would have mitigated the Loss, no party shall be liable under this Article 10 for the amount by which the Loss would have been so reduced.
     10.6 Certain Indemnification Matters.
          (a) The Securityholders shall have no right to seek contribution from the Company with respect to all or any part of any of the Securityholders’ indemnification obligations under this Article 10.
          (b) In connection with any exercise by the Buyer of its indemnification rights under this Article 10 in respect of a Claim in relation to any matter for which Securityholders are jointly and severally liable under this Agreement, the Buyer shall be entitled to make all such Claims through and deal exclusively and settle such Claims with the Securityholder Representative for any Securityholder who is an indemnifying party hereunder. Unless the Securityholder Representative agrees otherwise in writing, the Buyer must deal directly with a Securityholder in respect of a Claim in relation to any matter for which that Securityholder is severally liable.
          (c) For the purpose of determining the amount of the Losses resulting from a breach or inaccuracy of a representation, warranty, or covenant of the Company or the Securityholders (but not for the purpose of determining the existence of such breach or inaccuracy), any “materiality” or “Material Adverse Effect” qualifiers or words of similar import contained in such representation or warranty giving rise to the claim of indemnity hereunder shall in each case be disregarded and without effect (as if such standard or qualification were deleted from such representation or warranty).
          (d) The right of any Buyer Indemnified Party to indemnification under this Article 10 is personal to that Buyer Indemnified Party and may not be assigned or otherwise transferred to any other person.
          (e) Subject to Section 10.5(c)(v) and save in respect of information disclosed in Schedules 4.1 to 4.28 of this Agreement, the right to indemnification, reimbursement or other remedy provided by this Agreement shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant, agreement or obligation providing the basis for any indemnification obligation owed to, reimbursement obligation owed to or any other remedy of any Buyer Indemnified Party.
ARTICLE 11
TAX MATTERS
     11.1 In this clause: (a) GST means GST as defined in the GST Act or any replacement or other relevant legislation and regulations; (b) words used in this clause which have a particular meaning in the GST law (as defined in the GST Act, and also including any applicable legislative determinations and Australian Taxation Office (including the New Zealand equivalent) public rulings) have the same meaning, unless the context otherwise requires; (c) any reference to GST payable by a party includes any corresponding GST payable by the representative member of any GST group of which that party is a member; and (d) if the GST law treats part of a supply as a separate supply for the purpose of determining whether GST is payable on that part of the supply or for the purpose of determining the tax period to which that part of the supply is attributable, such part of the supply is to be treated as a separate supply.
          (a) Unless GST is expressly included, the consideration expressed to be payable under any other clause of this Agreement for any supply made under or in connection with this Agreement does not include GST.
          (b) To the extent that any supply made under or in connection with this Agreement is a taxable supply, the GST exclusive consideration otherwise payable for that supply is increased by an amount equal to that consideration multiplied by the rate at which GST is imposed in respect of the supply, and is payable at the same time.
          (c) Each party agrees to do all things, including providing tax invoices and other documentation, that may be necessary or desirable to enable or assist the other party to claim any input tax credit, adjustment or refund in relation to any amount of GST paid or payable in respect of any supply made under or in connection with this Agreement.
          (d) If a payment to a party under this Agreement is a payment by way of reimbursement or indemnity and is calculated by reference to the GST inclusive amount of a loss, cost or expense incurred by that party, then the payment is to be reduced by the amount of any input tax credit to which that party is entitled in respect of that loss, cost or expense before any adjustment is made for GST pursuant to Section 11.1(b).
     11.2 Transfer Taxes. All stock transfer, property transfer, excise, sales, use, documentary, stamp duty, Taxes and all conveyance fees, recording charges and other similar Taxes (including interest, penalties and additions to any such taxes) in each case including any such Taxes or fees levied upon the transfer of stock or other equity interests in an entity on account of such entity’s direct or indirect ownership of property (“Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement shall be paid by the Buyer. The Buyer shall prepare and file all necessary Returns and other documentation with respect to such Transfer Taxes.
     11.3 Tax Treatment of Certain Payments. For all relevant Tax purposes, all indemnification payments paid pursuant to Article 10 shall be treated as adjustments to the Purchase Price.
     11.4 Tax Cooperation.
          (a) From and after the Closing Date, each of the Buyer, the Securityholder Representative and the officers and directors of the Company prior to Closing (to the extent they are also Securityholders) shall cooperate, as reasonably requested, in connection with the preparation of any Returns of the Company, and each Company Subsidiary and in connection with any Tax Audit or Tax dispute. Such cooperation shall include the retention and (upon the other party’s request, at the requesting parties cost and expense) the provision of records and information which are reasonably relevant to any such Tax Audit or Tax dispute. Buyer, the Securityholder Representative and the officers and directors of the Company prior to Closing (to the extent they are also Securityholders) shall, upon request, use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or any other

Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).
          (b) Notwithstanding anything to the contrary in Section 11.4(a), the obligations of the Securityholder Representative and the officers and directors of the Company prior to Closing (to the extent they are also Securityholders) under Section 11.4(a) shall be limited to the provision of such cooperation and assistance as it would be reasonable to expect them to provide having regard to their respective knowledge of factual information, possession of relevant records and entitlement or standing to obtain any certificate or other document from any Person. All costs incurred in connection with providing such cooperation and assistance shall be borne by the Buyer.
ARTICLE 12
SECURITYHOLDER REPRESENTATIVE
     12.1 Appointment, Powers and Duties of the Securityholder Representative. By approval and adoption of this Agreement, each Securityholder hereby irrevocably appoints Semibreve Pty Ltd ACN 139 654 541 (the “Securityholder Representative”) as its, his or her exclusive agent and representative with full power and authority to act on behalf of such Securityholder to:
          (a) enforce the Transaction Documents for the benefit of the Securityholders;
          (b) defend any dispute in relation to the Transaction Documents involving the Securityholder (other than any Claim concerning a matter for which such Securityholder is severally liable and not jointly and severally liable);
          (c) do or refrain from doing all such further acts and things relating to the Transaction Documents, execute all such documents as the Securityholder Representative shall deem necessary or appropriate and bind any Securityholder in any matter relating to the Transaction Documents, in each case, to the extent that the Securityholder Representative determines in its absolute discretion, is reasonably necessary or desirable to give effect to the Transactions;
          (d) receive notices required to be made or delivered by the Buyer or the Company to any one or more of the Securityholders pursuant this Agreement (receipt of which shall discharge in full all other notice obligations of the Buyer or the Company to the Securityholders with respect thereto), except in relation to any Claim concerning a matter for which such Securityholder is severally liable and not jointly and severally liable;
          (e) complete and execute all such instruments or other documents on behalf of a Securityholder as are required to give effect to any provision of the Escrow Rules (including execution and delivery of stock powers); and
          (f) undertake the other functions and discharge the other responsibilities expressly allocated to the Securityholder Representative by the other Sections of this Agreement.

     For the avoidance of doubt, in acting in connection with Claims or other disputes referred to above, the Securityholder Representative shall act only as agent and representative of Securityholders and will assume no personal responsibility to any Buyer Indemnified Party for any amounts which may be due from any Securityholder in connection with any such dispute or Claim and will not be obliged to assist any Buyer Indemnified Party in recovering any such amounts from Securityholders.
     12.2 Term of appointment. The Securityholder Representative’s appointment shall commence on the date of this Agreement and continue until the date by which the Earnout Payment is paid or (as the case may be) the date by which the Securityholder Representative determines acting reasonably that the Earnout Milestones will not be satisfied within the Earnout Period (or any extension of that period that may arise under Section 2.6(a)); provided that if on either of those dates the Securityholder Representative is acting in respect of any Claim or other dispute pursuant to its appointment under this Agreement, the Securityholder Representative’s appointment shall continue until, and only terminate upon, the date by which the last of such Claims or other disputes is settled or finally judicially determined. On the termination of the Securityholder Representative’s appointment, the Securityholder Representative shall cease to have any obligation to perform any further function or discharge any further responsibility under this Agreement and each Securityholder shall thereafter become responsible for enforcing its rights under, and defending any Claim or other dispute against it in respect of, any Transaction Document.
     12.3 Confirmation of acts. Any action taken by the Securityholder Representative in the course of performing its functions or discharging its responsibilities under this Agreement is binding on all Securityholders. The appointment of the Securityholder Representative shall be deemed coupled with an interest and shall be irrevocable, and the parties hereto and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Securityholder Representative in all matters referred to herein. The Securityholders hereby irrevocably confirm and ratify all that the Securityholder Representative shall do or cause to be done by virtue of its appointment as the agent and representative of the Securityholders under this Agreement.
     12.4 Discretion of Securityholder Representative; reliance by the Securityholder Representative.
          (a) The Securityholder Representative must act as it, in its absolute discretion, considers is in the best interests of Securityholders as a whole and need not have regard to the individual circumstances of any one or more Securityholders. Without limitation to the foregoing, the Securityholder Representative is not obliged to (but may in its absolute discretion) consult with any one or more Securityholders before performing any of its functions or discharging any of its responsibilities under this Agreement.
          (b) The Securityholder Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any party hereto or any other evidence reasonably deemed by the Securityholder Representative to be reliable, and the Securityholder Representative shall be entitled to act on the advice of counsel selected by it. The Securityholder Representative shall be fully justified in failing or refusing to take any action under this Agreement unless it shall have received such advice or information from, or concurrence of, any one or more Securityholders as it deems appropriate in its absolute discretion or it shall have been expressly indemnified to its reasonable satisfaction by the

Securityholders (severally but not jointly) against any and all liability and expense that the Securityholder Representative may incur by reason of taking or continuing to take any such action.
     12.5 Liability of the Securityholder Representative.
          (a) To the maximum extent permitted by law, the Securityholder Representative shall not be liable to any Securityholder for:
               (i) any failure by the Buyer or the Parent to perform any of its obligations under a Transaction Document; or
               (ii) any action taken or omitted to be taken by the Securityholder Representative pursuant to its appointment, except in the case of the Securityholder Representative’s bad faith or fraud or any breach by the Securityholder Representative of its express obligations under this Agreement.
          (b) The Securityholder Representative is not a fiduciary and owes no fiduciary or similar duties to any Securityholder. The Securityholder Representative’s only obligations are those expressly stated in this Agreement.
     12.6 Expenses of the Securityholder Representative. The Securityholder Representative shall be entitled to:
          (a) retain counsel or any other professional adviser, consultant or expert;
          (b) engage the services of any former director, officer, employee or Securityholder of the Company; and
          (c) otherwise incur such expenses (including, without limitation, court costs and reasonable attorneys’ fees and expenses), as the Securityholder Representative deems to be necessary or appropriate in connection with its performance of its obligations under this Agreement; and may also take out and maintain such insurance cover for itself and its directors and officers as it reasonably considers appropriate.
     12.7 Indemnification. Each Securityholder hereby agrees (severally but not jointly) to indemnify the Securityholder Representative (in its capacity as such) against, and to hold the Securityholder Representative (in its capacity as such) harmless from, its proportionate share (based on its Pro Rata Portion) of any and all Losses of whatever kind which may at any time be imposed upon, incurred by or asserted against the Securityholder Representative in such capacity in any way relating to or arising out of the Securityholder Representative’s action or failure to take action pursuant to this Agreement (including, without limitation, the Escrow Rules) or in connection herewith or therewith in such capacity; provided, however, that no Securityholder shall be liable for the payment of any portion of such Losses to the extent resulting from the bad faith or fraud of the Securityholder Representative or any breach by the Securityholder Representative of its express obligations under this Agreement. Each Securityholder hereby authorizes the Securityholder Representative to apply proceeds otherwise distributable to the Securityholders pursuant to this Agreement or the Escrow Rules to satisfy any of such Securityholder’s obligations under this Section 12.7.

     12.8 Payment of costs, expenses, etc. Pursuant to Section 3.5, the Securityholders have directed the Buyer to pay, on Completion, an amount of $200,000 of the Closing Purchase Price (the “SR Retention Amount”) to the Securityholder Representative to be applied by the Securityholder Representative to pay any expense referred to in Section 12.6 or to satisfy the Securityholders’ obligations under Section 12.7. Not later than 10 Business Days following the termination of the Securityholder Representative’s appointment under this Article 12, the Securityholder Representative must pay the remaining balance of the SR Retention Amount (if any) to the Securityholders in their Pro Rata Portions and provide each Securityholder with a statement showing how the SR Retention Amount has been applied.
     12.9 If the SR Retention Amount is insufficient to cover expenses contemplated by Section 12.6 or to satisfy the Securityholders’ obligations under Section 12.7, the Securityholder Representative may, in the event any of the amount referred to in Section 8.4, the Earnout Payment or any amounts of the Escrow Amount are to be distributed to Securityholders, take such action as is necessary to procure the deduction of such amounts from the payment that is otherwise due to be distributed to the Securityholders as is necessary to cover such expenses contemplated by Section 12.6 or to satisfy the Securityholders’ obligations under Section 12.7.
     12.10 Assistance. Each Securityholder must promptly do all things reasonably requested by the Securityholder Representative to assist the Securityholder Representative to perform its functions and discharge its responsibilities under this Agreement.
     12.11 Survival. The agreements in this Article 12 shall survive termination of this Agreement.
ARTICLE 13
DEFINITIONS
     “2011/2012 IMO Deposit” means the balance sheet asset associated with a bank deposit in the amount of A$2,051,500 made to secure the Company Group’s Curtailable Load Facility and/or DSM Programme for the Capacity Year 2011/2012 as set forth on the IMO’s Wholesale Electricity Market System.
     “Accredited Holder” has the meaning set forth in Section 2.3(c).
     “Acquisition Proposal” means any offer or proposal relating to any transaction or series of related transactions involving: (a) any purchase or acquisition by any Person or “group” of Persons acting in concert or in a coordinated manner of any equity interest or other voting securities of any member of the Company Group or similar transaction involving any member of the Company Group, other than any transaction contemplated by proviso (iv) at the bottom of Section 7.2; (b) any purchase or acquisition by any Person or “group” of Persons acting in concert or in a coordinated manner or any sale, lease, exchange, transfer, license or disposition by any member of the Company Group of, a substantial amount of assets or properties of any member of the Company Group, other than in the ordinary course of business; or (c) any liquidation, dissolution or winding up of any member of the Company Group.
     “Affiliate” means with reference to any Person, another Person controlled by, under the control of or under common control with, that Person.

     “Agent” means with respect to a particular Person, any director, manager, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
     “Agreement” has the meaning set forth in the Preamble to this Agreement.
     “Bayard” means Bayard Metering Pty Ltd ACN 105 787 399.
     “BDO” means BDO Audit (NSW-VIC) Pty Ltd or any of its related or affiliated entities
     “Business” means the business of the Company or any Company Subsidiary as currently conducted.
     “Business Day” means a day that is not a Saturday, Sunday or public holiday or a bank holiday in the place where an act is to be performed or payment to be made.
     “Buyer” has the meaning set forth in the Preamble to this Agreement.
     “Buyer Indemnified Parties” means the Buyer, the Parent and, from and after the Closing, the Company and each of their respective officers, directors and Affiliates.
     “Cash Consideration” means the amount of the Purchase Price to be paid in cash.
     “Cash Escrow Agreement” has the meaning given in Section 3.2(i)(vi).
     “CGT” means capital gains tax.
     “Claim” has the meaning set forth in Section 10.4(a).
     “Claim Notice” has the meaning set forth in Section 10.4(a).
     “Claiming Party” has the meaning set forth in Section 10.4(a).
     “Closing” means the closing of the purchase by the Buyer and the sale by the Securityholders of the Ordinary Shares and the other Transactions.
     “Closing Date” means the date on which the Closing occurs.
     “Closing Purchase Price” shall mean the Purchase Price minus the Escrow Amount, the SR Retention Amount, the amount referred to in Section 8.4 and the Earnout Payment.
     “Closing Statement” has the meaning set forth in Section 2.4(a).
     “Code” shall mean the United Stated Internal Revenue Code of 1986, as amended.
     “Commissioner” means the Commissioner of Taxation and the New Zealand equivalent.
     “Company” has the meaning set forth in the Preamble to this Agreement.
     “Company Group” means the Company and the Company Subsidiaries, on a consolidated basis.

     “Company Subsidiary” means each of Energy Response Pty Ltd ACN 104 710 278, High Street Corporation Pty Ltd ACN 101 659 554 and the New Zealand Company Subsidiary.
     “Company Transaction Expenses” means all legal, accounting, investment banking, broker’s and finder’s fees and expenses incurred by the Company or a Company Subsidiary in connection with this Agreement, the other Transaction Documents and the Transactions; provided that the reasonable fees and expenses of BDO and Moore Stephens and the costs of additional internal accounting resources utilized by the Company in connection with the preparation of the financial statements contemplated by Sections 3.2, 3.7 and 4.13 and all associated work (including valuation work) shall not be deemed Company Transaction Expenses.
     “Contract” means any agreement, contract, obligation, promise or undertaking that is legally binding.
     “Convertible Note” means any of the convertible notes issued by the Company and which are outstanding as at the date of this Agreement.
     “Curtailable Load Facility” shall have the meaning ascribed to it in the Wholesale Electricity Market Rules located at www.imowa.com.au/market-rules.
     “DSM Programme” shall have the meaning ascribed to it in the Wholesale Electricity Market Rules located at www.imowa.com.au/market-rules.
     “Earnout Payment” has the meaning given in Section 2.6.
     “EFI Financing” means the arrangement for the supply and financing of metering assets contained in the Interruptible Load Project Agreement dated on or about October 21, 2009 between Energy for Industry Limited, and the Company Group and related agreements.
     “EFI Funding Receivables” means the balance sheet asset associated with the EFI Financing.
“Employees” means those employees employed by the Company or a Company Subsidiary as at the Closing.
     “Environment” means components of the earth, including (a) land, air and water, (b) any layer of the atmosphere (c) any organic or inorganic matter and any living organism and (d) human-made or modified structures and areas and includes interacting natural ecosystems that include components referred to in paragraphs (a)—(c).
     “Environmental, Health and Safety Laws” means all existing and applicable Legal Requirements of federal, state and local Governmental Bodies (including, both in Australia and New Zealand) concerning pollution or protection of the Environment, public health and safety or employee health and safety, including Legal Requirements relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, as such requirements are enacted and in effect on the Closing Date.

     “Escrow Amount” means an amount of $2,750,000, comprised of:
     (a) Cash Consideration of A$523,986 attributable to Non-Accredited Holders; and
     (b) as to the balance, such amount of Stock Consideration determined by dividing the amount of the balance by the Thirty Day Trading Average Price applicable to the issuance of Stock Consideration on Closing, which shall be attributable to the Accredited Holders
     For the avoidance of doubt, Securityholders that do not meet the criteria set forth in Section 2.3(c) shall have no rights to any Escrow Amount consisting of Stock Consideration, and Securityholders that meet the criteria set forth in Section 2.3(c) shall have no rights to any Escrow Amount consisting of Cash Consideration.
“Escrow Rules” means the terms and conditions set forth in Schedule 13.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Financial Statements” has the meaning set forth in Section 4.13.
     “GAAP” means generally accepted United States accounting principles and practices recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial position, the result of operations and operating cash flow on a consolidated basis of the party, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other board or committee) in order to continue as generally accepted accounting principles or practice may be so changed.
     “Government Bid” means a bid, offer, tender submission or the like in connection with a proposal to be awarded a Government Contract.
     “Government Contract” means any Contract with a Governmental Body.
     “Governmental Authorization” means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
     “Governmental Body” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
     “GST Act” means A New Tax System (Goods and Services Tax) Act 1999 (cth) or the equivalent New Zealand legislation as amended as the case may be. References to specific sections of, or expressions used in, the GST Act are intended to cover corresponding sections of the equivalent New Zealand legislation, where they exist.
     “Indebtedness” of any Person means any liability (including guarantees of liability and accrued but unpaid interest) of any Person (i) for borrowed money, (ii) under any reimbursement obligation relating to a letter of credit, banker’s acceptance or note purchase facility, (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), and (iv) for the payment of money relating to leases that are required to be classified as capitalized lease obligations in accordance with GAAP for all or any part of the deferred purchase price of such property. For the avoidance of doubt Indebtedness includes the loans advanced to the Company under the Loan Agreement dated on or about 28 June 2011 between the Company and Givia Pty Limited, Flowers ‘N Trees Pty Limited as trustee of the Sades Family Trust, Stonnington Securities Pty Ltd as trustee for New Century Super Fund, Jitendar Tomar and Uplands Group Pty Limited and the Loan Agreement dated on or about 30 June 2011 between the Company and Uplands Group Pty Limited.
     “Indemnifying Party” has the meaning set forth in Section 10.4(a).
     “Insurance Policies” has the meaning set forth in Section 4.21.
     “Intellectual Property” means and include all algorithms, application programming interfaces, circuit designs and assemblies, databases and data collections, diagrams, formulae, gate arrays, IP cores, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, net lists, photomasks, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form including source code and executable or object code), subroutines, test results, test vectors, user interfaces, techniques, URLs, web sites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).
     “Intellectual Property Rights” mean and include all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents and industrial property rights; (e) other proprietary rights in Intellectual Property of every kind and nature; and (f) all registrations, renewals, extensions, continuations, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (e) above.
     “Interim Financial Statements” has the meaning set forth in Section 4.13.
     “Knowledge” with respect to (i) a Securityholder shall mean the actual knowledge of such Securityholder; and (ii) the Company, a Company Subsidiary or the Company Group shall mean (A) the actual knowledge of Michael Zammit, Ross Fraser, Stephen Drew, Rob Rohrlach, Ann Contini, Jitendra Tomar and Paul Troughton or (B) such knowledge as any of the individuals identified in clause (A) would have had if they had conducted due and diligent inquiry prior to the date of this Agreement.

     “Leased Real Estate” means property leased, used or occupied by the Company or a Company Subsidiary pursuant to a Real Property Lease.
     “Legal Requirement” means any applicable federal, state, local, municipal or foreign, law (whether derived from legislation or common (or court made) law), including in respect of the United States, Australia and New Zealand.
     “Liens” means all mortgages, pledges, security interests, encumbrances, title defects, title retention agreements, voting trust agreements, liens, charges or similar restrictions or limitations, including a restriction on the right to vote, sell or otherwise dispose of any shares of capital stock of the Company (other than restrictions on transfers imposed by federal or state securities laws), other than Permitted Liens.
     “Loss” or “Losses” means all damages, losses, deficiencies, liabilities, claims, actions, demands, judgments, fines, fees, costs and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees), Taxes and interest on any of the foregoing.
     “Material Adverse Effect” means a change, effect, event, occurrence or circumstance that is materially adverse to the Business and the condition (financial or otherwise), prospects, assets, liabilities or results of operations of the Company Group taken as a whole and shall include, without limitation, any fraud or criminal matter in relation to the Company and its affiars; provided that none of the following shall constitute a Material Adverse Effect: (i) adverse changes in financial, capital or commodity markets, adverse changes primarily and directly related to general economic conditions or adverse changes affecting the industry generally in which the Company operates, in each case that do not disproportionately affect the Company Group as compared to other companies in the industry, (ii) any failure to meet internal projections or forecasts in and of itself (it being understood that the facts and circumstances giving rise to such failure to meet internal projections or forecasts may be considered and shall be taken into account in determining whether that has a Material Adverse Effect), or (iii) anything specifically resulting from or specifically arising in connection with the execution or performance of this Agreement or the consummation of any Transaction.
     “Material Contract” means any of the following Contracts currently in effect:
     (a) under which the Company or a Company Subsidiary is or is likely to be entitled to receive revenues of more than A$100,000 in any calendar year;
     (b) under which the Company or a Company Subsidiary is or is likely to become subject to any obligation to pay a liability of more than A$100,000 in any calendar year;
     (c) by which assets owned or used by the Company or a Company Subsidiary having a net book value of A$100,000 or more are bound;
     (d) which creates a Lien on any property or asset of the Company or a Company Subsidiary (other than Permitted Liens) or the Shares;
     (e) under which the Company or a Company Subsidiary has entered into a financial derivative or hedging arrangement;

     (f) with any provider which, when measured in terms of revenues likely to be generated for the Company or a Company Subsidiary, falls into (i) the Company Group’s top 20 providers in the Wholesale Electricity Market System, (ii) the Company Group’s top 10 providers in the New Zealand Instantaneous Reserves Market, or (iii) the Company Group’s top 5 providers in Network Support in the National Electricity Market;
     (g) under which the Company or a Company Subsidiary has granted or received a license or sublicense or under which the Company or a Company Subsidiary is obligated to pay or has the right to receive a royalty, license fee or similar payment, in each case that is material to the Business (excluding any Contract made in the ordinary course of business for information technology products or services (including software, hardware and telecommunication services) which is expected to be fully performed within one year after the date thereof, which does not require annual expenditures in excess of A$100,000 or which may be terminated without material penalty or payment on 30 days’ notice or less);
     (h) between the Company or a Company Subsidiary and any Securityholder which holds more than 1% of the Shares, any Related Person of any such Securityholder or any Affiliate of any such Securityholder;
     (i) between the Company or a Company Subsidiary and any officer, director, employee or manager of the Company or a Company Subsidiary;
     (j) containing covenants that limit the freedom of the Company or a Company Subsidiary to engage in any business or line of business or to compete with any Person;
     (k) governing Indebtedness of the Company or a Company Subsidiary;
     (l) granting to any Person a first refusal, a first offer or similar preferential right to purchase or acquire any Shares;
     (m) with any customer involving the Company’s or a Company Subsidiary’s license, sale or provision of products or services, or assets that has generated more than A$100,000 in consolidated revenues for the Company or a Company Subsidiary during either of the years ended December 31, 2009 or December 31, 2010 or anticipated to generate more than A$100,000 in consolidated revenues for the Company or a Company Subsidiary during the current fiscal year;
     (n) any partnership, joint venture or other similar Contract;
     (o) granting most favored customer pricing, preferred pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, rights of first negotiation or similar rights and/or terms by the Company or a Company Subsidiary to any Person;
     (p) with any supplier or provider of services or content, in excess of A$100,000, that are resold by the Company or a Company Subsidiary or that are otherwise incorporated into any product or service, other than any services or content that are not material and which can be promptly replaced without material increase in cost to the Company or a Company Subsidiary;
     (q) involving the acquisition by the Company or a Company Subsidiary of any business enterprise whether via stock or asset purchase or otherwise; or
     (r) not made in the ordinary course of business.
“Materials of Environmental Concern” means any solid, liquid, gas, odour, radiation or substance which is or may be:
     (a) noxious or poisonous or offensive to the senses of human beings;
     (b) harmful to the health, welfare, safety or property of human beings;
     (c) poisonous or harmful to the Environment; or
     (d) any mould or other fungus, any toxic substance, oil or hazardous material, or any other chemical or substance regulated by any Environmental, Health and Safety Laws, and any other legislation regulating hazardous or dangerous goods.
     “Most Recent Balance Sheet” has the meaning set forth in Section 4.13.
     “National Electricity Market” means the Australian market for the wholesale sale and purchase of electricity in Queensland, Victoria, New South Wales, the Australian Capital Territory, South Australia and Tasmania.
     “New Zealand Company Subsidiary” means Energy Response Pty Limited (Company No. 1808393) (incorporated in New Zealand).
     “Non-Accredited Holder” means any holder of capital stock of the Company who is not an Accredited Holder.
     “Non-Competition Restricted Period” means:
     (a) 2 years after the Closing Date, but if that is not enforceable, then
     (b) 1 year after the Closing Date.
     “Option” means any option, warrant or other right to acquire shares of capital stock of the Company other than a Convertible Note.
     “Option Holder” has the meaning given to such term in the Preamble to this Agreement.
     “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict, entered, issued, made or rendered by any court, administrative agency or any other Governmental Body or by any arbitrator.
     “Ordinary Share” means a fully paid ordinary share in the issued capital of the Company.

     “Parent” means EnerNOC, Inc., a Delaware corporation.
     “Parent Common Stock” means the shares of common stock of the Parent, par value $0.001 per share.
     “Payoff Letters” has the meaning set forth in Section 3.2(d).
     “Permitted Liens” means (i) liens for Taxes, assessments or other governmental charges not yet due and payable, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past due, (iii) the EnerNOC Charge and (iv) any Liens contemplated by a Transaction Document as remaining in place following Closing.
     “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.
     “Pre-Closing Tax Period” shall mean (a) any Taxable Period that begins before the Closing Date and ends on or before the Closing Date, and (b) with respect to any other Taxable Period that includes the Closing Date, the portion of such Taxable Period prior to and including the Closing Date.
     “Preferred Shares” means fully paid preferred shares in the issued capital of the Company.
     “Pro Rata Portion” means, with respect to each Securityholder, the fraction specified in relation to that Securityholder in the Closing Statement.
     “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
     “Purchase Price” has the meaning set forth in Section 2.1.
     “Real Property Leases” means those Contracts pursuant to which the Company or a Company Subsidiary leases real property.
     “Records” means all books, records, manuals and other materials and information of the Company and each Company Subsidiary including, without limitation, customer records, personnel and payroll records, accounting records, purchase and sale records, price lists, correspondence, quality control records and all research and development files, wherever located.
     “Required Consents” means those consents identified in Exhibit B.
     “Related Entity” of a corporation means:
     (a) a related body corporate of that corporation within the meaning of section 50 of the Corporations Act 2001 (Cth); and
     (b) a trustee of any unit trust in relation to which that corporation, or any corporation referred to in paragraph (a), directly or indirectly:

     (i) controls the right to appoint the trustee;
     (ii) is in a position to control the casting of, more than one half of the maximum number of votes that might be cast at a meeting of holders of units in the trust; or
     (iii) holds or is in a position to control the disposal of more than one half of the issued units of the trust.
     “Related Person” means, in relation to a Securityholder who is a natural person, a spouse or de facto spouse of the Securityholder.
     “Restraint Area” means Western Australia.
     “Restricted Party” means each of Bayard, the Starfish Investors and John Clifford.
     “Returns” means all returns, informational returns and statements required to be filed by the Company or any Company Subsidiary in respect of any Taxes.
     “Revenue Authority” means any person or agency authorised by law to impose, collect or otherwise administer any Tax.
     “Rights Agreement” has the meaning set forth in Section 4.4.
     “Schedules” means the schedules attached hereto pursuant to the provisions of this Agreement.
     “Securityholders” has the meaning given to such term in the Preamble to this Agreement.
     “Securityholder Loan” means any loan made by any Securityholder (or Affiliate of a Securityholder) for the exclusive purpose of providing additional funding to the Company to cover reasonable and ordinary operating expenses, consistent with past practice and Section 7.2, incurred between April 15, 2011 and the Closing, which loans are permitted by Section 2.4(b) after providing notice to Buyer or have been consented to by the Buyer to the extent required in Section 2.4(b).
     “Securityholder Representative” has the meaning set forth in Section 12.1.
     “Shares” means all of the issued and outstanding shares in the Company designated under the Company’s constitution, including the Ordinary Shares and Preferred Shares of the Company.
     “SR Retention Amount” means an amount of $200,000, to be applied in accordance with Section 12.8.
     “Stamp Duty” means duty imposed under the Duties Act 2000 (VIC) and any other similar legislation of a State or Territory of Australia.
     “Starfish Investors” means Starfish Technology Fund II Nominees A Pty Ltd ACN 126 881 365 (as trustee of the Starfish Technology Fund II Trust A), Starfish Technology Fund II Nominees B Pty Ltd ACN 126 881 392 (as trustee of the Starfish Technology Fund II

Trust B) and Starfish VicSuper Cleantech Companion Fund Nominees Pty Ltd ACN 126 881 436 (as trustee of the Starfish VicSuper Cleantech Companion Fund).
     “Stock Consideration” means the amount of the Purchase Price to be paid in shares of Parent Common Stock.
     “Stockholders” has the meaning given to such term in the Preamble to this Agreement.
     “Superannuation Guarantee Charge” has the meaning given in the Superannuation Guarantee (Administration) Act 1992 (Cth).
     “Tax” and “Taxes” means taxes, duties, fees, rates, charges and imposts of all kinds assessed, levied or imposed by the Commonwealth of Australia or New Zealand, a state or any other government, regional, municipal or local authority (Australian or overseas) and includes capital gains tax, fringe benefits tax, income tax, prescribed payments tax, Superannuation Guarantee Charge, PAYG withholding, undistributed profits tax, payroll tax, GST, fringe benefit tax, accident compensation levies, KiwiSaver contributions, group tax, land tax, import duty, excise, Stamp Duty, municipal and water rates, withholdings of any nature whatever imposed by a Revenue Authority, interest on tax payments and additional tax by way of penalty.
     “Tax Act” means the Income Tax Assessment Act 1997 (Cth) or the Income Tax Assessment Act 1936 (Cth), or the equivalent New Zealand legislation (including the Tax Administration and Income Tax Acts), as amended and as the case may be. References to specific sections of, or expressions used in, the Australian Tax Act are intended to cover corresponding sections of the equivalent New Zealand legislation, where they exist.
     “Tax Claim” means any letter, request, advice, notice, demand, notice of assessment, amended assessment or determination, deemed assessment, other communication, instrument or document lodged under self assessment or issued, served or made by or on behalf of a Revenue Authority, whether before or after the date of this Agreement, as a result of which the Company or a Company Subsidiary is liable to make a payment for Tax (including Tax primarily chargeable against some other company or person that is assessed to the Company or a Company Subsidiary by reason of the other company or person having been part of the same group of companies) or is not entitled to any credit, rebate, refund, relief, allowance, deduction, or tax loss.
     “Tax Period” means any period for which Tax must be paid or accounted for.
     “Tax Warranties” means the warranties contained in Section 4.14.
     “Thirty Day Trading Average Price” means (a) in relation to Stock Consideration to be issued on Closing, the volume weighted average of the per share last sale price reported on the NASDAQ website for the Parent Common Stock on The NASDAQ Global Market for the thirty trading day period ending three trading days prior to the date of the Closing expressed in A$ by way of conversion using the exchange rate published in the Wall Street Journal on the date three trading days prior to the date of Closing; and (b) in relation to Stock Consideration comprising part of the Earnout Payment, the volume weighted average of the per share last sale price reported on the NASDAQ website for the Parent Common Stock on The NASDAQ Global Market for the thirty trading day period ending three trading days prior to the date on which such Stock Consideration is required to be issued under this Agreement expressed in A$ by way of conversion using the exchange rate published in the Wall Street Journal on the date three trading days prior to the date on which such Stock Consideration is required to be issued under this Agreement.
     “Termination Date” has the meaning set forth in Section 9.1(b).
     “Third-Party Claim” has the meaning set forth in Section 10.4(b).
     “Transaction” means the purchase by the Buyer and the sale by the Securityholders of the Ordinary Shares and the other transactions contemplated in the Transaction Documents.
     “Transaction Documents” means this Agreement and the agreements, documents and instruments to be executed and delivered by any party to this Agreement or its representative pursuant to this Agreement, excluding any employment or other agreement entered into by any Securityholder in its capacity as an employee of or consultant to the Company.
     “Transfer Taxes” has the meaning set forth in Section 11.2.
     “Trustee Securityholder” means each of:
          (a) Franjee Nominees Pty Ltd;
          (b) Bargen Pty Ltd;
          (c) Libnom Pty Ltd;
          (d) Peggy Anne Duel and Ian Duel;
          (e) Christopher Bryan Ballard;
          (f) TSA Pty Ltd;
          (g) Alain Grossbard and Judith Grossbard;
          (h) Anthony Fraser and Jill Fraser;
          (i) Elizabeth Frances Fraser and Ross Stuart Fraser;
          (j) Beverly Smyth and Kurt Francis Smyth;
          (k) Deanna Zammit and Michael Zammit; and
          (l) the Starfish Investors.
     “Wholesale Electricity Market System” means the electricity market system administered and operated by the IMO.

ARTICLE 14
SECURITYHOLDER REPRESENTATIONS WARRANTIES, COVENANTS AND RELEASES
     14.1 Representations and Warranties of Securityholders. Each Securityholder hereby severally represents and warrants to Buyer as of the date hereof and as of the Closing Date that the following statements are true and correct and that each statement is in no way limited by any other statement except to the extent the representations or warranties relate to the Earnout Stock Consideration, in which case, to the extent the representation or warranty relates to the Earnout Stock Consideration, the representation or warranty is given on the date of issue of the Earnout Stock Consideration:
          (a) Representations and Warranties given by Securityholders receiving Stock Consideration. If the Securityholder is nominated in the Closing Statement as a recipient of Stock Consideration and Earnout Stock Consideration:
               (i) such Securityholder, individually, or together with such Stockholder’s purchaser representative, is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, either because (x) if a natural person (i) such Securityholder’s net worth, either individually or jointly with such person’s spouse, at the time of such person’s purchase, exceeds $1,000,000 or (ii) such Securityholder had individual income in excess of $200,000, or joint income with such Securityholder’s spouse in excess of $300,000, in the previous two calendar years and reasonably expects to reach the same income level in the current calendar year, or (y) if an entity (i) such Securityholder is a corporation, partnership, limited liability company or business trust, not formed for the purpose of acquiring the Shares, or an organization described in Section 501(c)(3) of the Code, in each case with total assets in excess of $5,000,000, (ii) such Securityholder is a bank, insurance company, investment company registered under the Companies Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended, or (iii) such Securityholder is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the Investor has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors; and
               (ii) the Securityholder:
                    (1) either (i) is a person who has net assets of at least $2,500,000 or has a gross income for each of the last 2 financial years of at least $250,000 (“Sophisticated Investor Exemption”) or is a company or trust controlled by a person who meets one of the Sophisticated Investor Exemptions, or (ii) does not otherwise require a disclosure document pursuant to section 708 of the Corporations Act 2001 (Cth) in connection with the offer and issuance of Parent Company Stock under this Agreement;
                    (2) if the Securityholder is receiving the Parent Company Stock for an account of one or more persons, the Securityholder has the authority to acknowledge and make the representations, warranties and agreements contained in this Section 13.1(a)(ii) on behalf of each such person;
                    (3) assuming compliance by the Buyer and the Parent with the applicable securities laws of Australia and the United States, the Securityholder will not be in breach of any applicable provision of the securities laws of Australia or the United States in accepting the offer of Parent Company Stock under this Agreement and in acquiring the Parent Company Stock;
                    (4) the Securityholder is aware and understands that no disclosure document has or will be lodged with the Australian Securities and Investments Commission in connection with the issue of Parent Company Stock under this Agreement;
                    (5) in accepting the offer of Parent Company Stock under this Agreement, the Securityholder has not relied upon any information provided, or investigation conducted, by the Parent or the Buyer;
                    (6) in deciding to accept Parent Company Stock under this Agreement and to acquire the Parent Company Stock, the Securityholder has relied on all information that the Securityholder believes is necessary or appropriate to assess the Parent and the Parent Company Stock and in so doing the Securityholder has made and relied entirely on its own assessment of, and has conducted its own independent investigation with respect to, the Parent, its prospects and the Parent Company Stock;
                    (7) in deciding to accept Parent Company Stock under this Agreement, the Securityholder will obtain its own tax advice regarding the tax consequences (in any jurisdiction) of purchasing, owning or disposing of the Parent Company Stock and any consequences arising under the laws of Australia or of any other taxing jurisdiction;
                    (8) the Securityholder is aware that the offer for sale by the Securityholder in Australia, within 12 months of issue, of the Parent Company Stock issued to the Securityholder may be prohibited; and
                    (9) the offer of Parent Company Stock under this Agreement does not constitute a recommendation regarding the Parent or any securities of the Parent.
          (b) Authorization; Binding Agreement. The Securityholder has the power and authority to enter into each Transaction Document to which it is a party and to perform its obligations under each Transaction Document. The execution, delivery and performance by such Securityholder of the Transaction Documents to which it is a party has been duly and validly authorized by all necessary corporate action. This Agreement has been, and at Closing each other Transaction Document to which such Securityholder is a party will be, duly and validly executed and delivered by that Securityholder. This Agreement constitutes, and at Closing each other Transaction Document to which the Securityholder is a party will constitute, the legal, valid and binding obligations of the Securityholder, enforceable against the Securityholder in accordance with their respective terms, subject in each case to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

          (c) No Conflicts with Laws. The execution, delivery and performance by it of this Agreement does not and will not conflict with or violate any law, regulation, judgment, injunction, order or decree binding upon or applicable to it. There is no action, suit, investigation or proceeding pending against or, to the Knowledge of such Securityholder, threatened against such Securityholder that seeks to alter or impair the sale of the Shares contemplated herein or the other transactions contemplated by the other Transaction Documents, nor to the Knowledge of such Securityholder is there any basis for any such action, suit, investigation or proceeding. The Securityholder will make any and all filings required with Governmental Bodies as a result of the transactions contemplated hereby.
          (d) Ownership of Stock. Such Securityholder:
               (i) is the registered owner of the shares and options of the Company set forth after such Securityholder’s name on Schedule 1.1 hereto;
               (ii) owns all such shares free and clear of any and all Liens or save as provided in the Company’s constitution, any rights of first refusal, voting trusts, proxies or other arrangements or understandings, whether written or oral;
               (iii) has the sole and exclusive right and power to exercise all voting rights and other rights with respect to such shares.
          (e) Transfer of Title. Effective as of the Closing, all the legal and beneficial ownership of the shares or options of the Company set forth after such Securityholder’s name on Schedule 1.1 hereto shall be transferred to the Buyer free and clear of any and all Liens or any rights of first refusal, voting trusts, proxies or other arrangements or understandings, whether written or oral.
          (f) No Trust. Unless it is specified to be a Trustee Securityholder (as defined), the Securityholder is not entering into this Agreement as trustee of any trust or settlement.
     14.2 Restraint.
     (a) In order to protect the goodwill of the Company and each Company Subsidiary each Restricted Party agrees severally to not, and to procure that each Related Entity of the Restricted Party does not, during the Non-Competition Restricted Period either, directly or indirectly:
               (i) within the Restraint Area, canvass or solicit (other than, during the period prior to Closing, for the Company or a Company Subsidiary):
                    (1) orders for goods or services of the type supplied by the Company or a Company Subsidiary in relation to its demand response capacity market bidding programs business (“Restricted Business”) in the 12 months prior to the Closing Date;
                    (2) business the same as or similar to the Restricted Business in the 12 months prior to the Closing Date; or
                    (3) in connection with any business the same as or similar to the Restricted Business in the 12 months prior to the Closing Date, any person who is or has been in the 12 months prior to the Closing Date a client or customer of the Company or a Company Subsidiary; or
               (ii) engage or be concerned or interested or involved in any business carried on in the Restraint Area which is:
                    (1) the same as or similar to the Restricted Business or a material part of it, other than in the capacity of a customer;
                    (2) competitive with the Restricted Business;
                    (3) competitive with a material part of the Restricted Business; or
               (iii) within the Restraint Area, induce, solicit or encourage any employee, contractor or agent to leave the employment or agency of the Company or a Company Subsidiary or to cease providing services to the Company or a Company Subsidiary, save for (a) any bona fide recruitment advertisement or campaign that is not specifically targeted at any employee, contractor or agent of the Company or a Company Subsidiary, or (b) any action taken in response to an unsolicited approach by any such employee, contractor or agent.
          (b) The agreement by the Restricted Party in Section 14.2(a) applies to any person mentioned in Section 14.2(a) acting:
               (i) either alone or in partnership or association with another person;
               (ii) as principal, agent, representative, director, officer or employee;
               (iii) as member, shareholder, debenture holder, note holder or holder of any other security;
               (iv) as trustee of or as a consultant or advisor to any person (other than the Buyer); or
               (v) in any other capacity including a financier.
          (c) Sections 14.2(a) and 14.2(b) have effect as comprising each of the separate provisions which results from each combination of a capacity referred to in Section 14.2(b), an area referred to in the definition of Restraint Area, a period referred to in the definition Non-Competition Restricted Period and a category of conduct referred to in Sections 14.2(a)(i), 14.2(a)(ii) and 14.2(a)(iii). Each of these separate provisions operates concurrently and independently.
          (d) For the purposes of interpreting this Section 14.2, the duration of the Non-Competition Restricted Period will be given precedence over the boundaries of the Restraint Area.
          (e) If any provision in this Section 14.2 is unenforceable, illegal or void that provision is severed and the other provisions remain in force. Each Restricted Party acknowledges that each of those separate provisions is a fair and reasonable restraint of trade.
          (f) This Section 14.2 does not preclude any person mentioned in Section 14.2(a) from owning securities of a corporation or trust which are quoted on a recognised stock exchange in Australia or elsewhere provided that it holds not more than 5% each of the total quoted securities of any corporation or trust carrying on a business of a type referred to in this Section 14.2.
          (g) Each Restricted Party acknowledges that damages alone would not be adequate to compensate the Buyer for any breach by any Restricted Party of this Section 14.2 and agrees that, without limiting the relief that the Buyer is entitled to seek, the Buyer may seek an injunction if a Restricted Party is in breach of, or threatens to breach, the provisions of this Section 14.2.
     14.3 Acknowledgment. Each Restricted Party (a) acknowledges that he has obtained extensive and valuable knowledge and confidential information concerning the Business, the Company, each Company Subsidiary and the Buyer, (b) expressly acknowledges that the covenants included in Section 14.2 are a material inducement and fundamental to Buyer’s willingness to engage in the Transaction and absent these covenants, Buyer would not have acquired the Company, and (c) further acknowledges and agrees that he or it will personally obtain substantial benefits from the Transaction as a Securityholder, and agrees that such benefits represent adequate and fair consideration for the covenants in Section 14.2.
     14.4 Option Holders. Each Option Holder covenants and agrees with the Buyer that, prior to the Closing or the termination of this Agreement, whichever is sooner, it shall not sell, dispose, pledge, encumber or otherwise transfer any Option or exercise any such Option.
     14.5 Noteholders. Each Noteholder covenants and agrees with the Buyer that:
          (a) prior to the Closing or the termination of this Agreement, whichever is sooner, it shall not sell, dispose, pledge, encumber or otherwise transfer any Convertible Note which it beneficially owns; and
          (b) prior to the Closing it shall convert all Convertible Notes into Ordinary Shares in a manner which will not cause the Company to be in breach of section 113(1) of the Corporations Act 2001 (Cth).
     14.6 Trustee Securityholders.
          (a) In this Section 14.6:
               (i) Trust means the trust established by the Trust Deed; and
               (ii) Trust Deed means the trust deed entered into by a Trustee Securityholder which trust deed sets out the terms on which the Trustee Securityholder acts a trustee of the trust for whose benefit the Trustee Securityholder holds Ordinary Shares, Convertible Notes or Options (as the case may be).

          (b) Each Trustee Securityholder enters into this Agreement in its capacity as trustee of the Trust and not in its personal capacity.
          (c) Each Trustee Securityholder warrants severally and not jointly to Buyer as of the date hereof and as of the Closing Date that the following statements are true and correct and that each statement is in no way limited by any other statement:
               (i) it is the sole trustee of the Trust and no action has been taken to remove or replace it;
               (ii) it has power under the Trust Deed to execute and perform its obligations under this Agreement; and
               (iii) it has a right to be indemnified out of the assets of the Trust in respect of all of its obligations and liabilities incurred by it under this Agreement.
     14.7 Remedies.
          (a) The rights and remedies of any Buyer Indemnified Party for monetary redress for any breach by a Securityholder of Section 14.2 are not limited by this Agreement and are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative.
          (b) The rights and remedies of any Buyer Indemnified Party for monetary redress for any breach by a Securityholder of this Article 14 (other than Section 14.2) are limited to indemnification under Article 10.
          (c) The rights and remedies of Buyer for non-monetary redress for any breach by a Securityholder of this Article 14 are not limited by this Agreement and are not exclusive of or limited by any other rights or non-monetary remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative.
     14.8 Exclusive warranties from Securityholders: The Buyer and the Parent acknowledge and agree that:
          (a) the representations and warranties contained in this Article 14 are the only representations and warranties from the Securityholders that the Buyer and Parent require and on which the Buyer and the Parent have relied in entering into this Agreement; and
          (b) to the maximum extent permitted by law, all other representations and warranties (whether express or implied and whether oral or in writing) on the part of Securityholders or their respective directors, officers, employees, agents or representatives are expressly excluded.
     14.9 Covenant to Update. In the event that any of the representations and warranties given by a Securityholder will not be accurate as of the Closing, such Securityholder shall notify the Buyer in writing, specifying in detail the inaccuracies.
     14.10 Securityholder Releases. Effective as of the Closing Date, each Securityholder, on behalf of himself, herself or itself and his, her or its (as applicable) past, present and future successors, assigns, predecessors and Affiliates (collectively, the “Securityholder Releasing Parties”), irrevocably releases to the maximum extent permitted by law the Company, each Company Subsidiary and their respective successors, assigns, predecessors, employees, officers and directors (collectively, the “Securityholder Released Parties”) from any and all claims, actions, causes of action, demands, liens, agreements, Contracts, covenants, actions, suits, obligations, controversies, debts, costs, fees, dues, expenses, damages, judgments, orders and all other claims and liabilities of every nature and description, known or unknown, matured or unmatured, at law or equity or mixed, and whether or not contingent, which any Securityholder Releasing Party now has or has had against any of the Securityholder Released Parties or hereafter can, shall or may have against any of the Securityholder Released Parties, in respect of or arising from any event, act or omission occurring or circumstances existing on or prior to the date hereof and the Closing Date, in each case, to the extent related to the Business and the Transactions, provided that no Securityholder is releasing (i) any rights under this Agreement or any Transaction Document; (ii) any indemnification obligations of the Company, or any rights with respect to limitations of liability or corporate opportunities, under the Company’s articles of formation or bylaws (or equivalent governing documents) for claims that may arise against the Securityholder Releasing Party in his or her capacity as a director or officer of such entity; (iii) any wages, salaries and any employee entitlements due to the Securityholder Released Parties on account of their employment with the Company or any Company Subsidiary; (iv) the arrangements pursuant to which Securityholders have provided the bank guarantees referred to in Section 8.3(b), including any fees and interest due to the Securityholder Released Parties in connection with those arrangements.
     14.11 Buyer, Parent and Company Releases. Effective as of the Closing Date, each of the Buyer, Parent and Company, on behalf of itself and its past, present and future successors, assigns, predecessors and Affiliates (collectively, the “Buyer Releasing Parties”), and subject to the provisions of this Section, irrevocably releases to the maximum extent permitted by law the directors of the Company and each Company Subsidiary holding office immediately prior to Closing (collectively, the “Directors”) from any and all claims, actions, causes of action, demands, liens, agreements, Contracts, covenants, actions, suits, obligations, controversies, debts, costs, fees, dues, expenses, damages, judgments, orders and all other claims and liabilities of every nature and description, known or unknown, matured or unmatured, at law or equity or mixed, and whether or not contingent (collectively, “Director Claims”), which any Buyer Releasing Party now has or has had against any of the Directors or hereafter can, shall or may have against any of the Directors, in respect of or arising from any event, act or omission occurring or circumstances existing on or prior to the date hereof and the Closing Date; provided, however, that the Directors shall not and are not being released from any Director Claims (1) that may be made under this Agreement against the Directors in their capacity as Securityholders, (2) related to fraudulent actions committed by the Directors and (3) related to any criminal activity.
     The Buyer Releasing Parties agree that the Securityholder Representative holds the benefit of the releases in the previous paragraph on trust and as agent for each Director who is not a signatory to this Agreement and may enforce such releases for and on behalf of such Director.

ARTICLE 15
PARENT GUARANTEE
     15.1 Guarantee. In consideration for the Securityholders jointly promising to pay $10 to the Parent on demand:
          (a) the Parent unconditionally and irrevocably guarantees the due and punctual payment of all sums which become payable by the Buyer to the Securityholders under or in respect of any of the Transaction Documents and undertakes to cause the Buyer to perform its obligations under the Transaction Documents; and
          (b) if the Buyer defaults in payment of any amount due under a Transaction Document, the Parent agrees to pay to the Securityholders on demand an amount equal to that amount.
     15.2 No Prejudice. The guarantee contained in Section 15.1 is not affected by any matter which would have the effect of reducing, discharging or abrogating the Parent’s obligations, including (without limitation) any variation or amendment of a Transaction Document, any waiver of any rights or other transaction, arrangement, compromise, release, abandonment, renewal or relinquishment on the part of any party or other person, or any act, omission or delay on the part of the Securityholders.
     15.3 Continuing. The guarantee contained in Section 15.1 is to continue and remain in full force and effect until the Buyer has fulfilled all of its obligations under and in respect of the Transaction Documents.
ARTICLE 16
MISCELLANEOUS
     16.1 Expenses. Except as otherwise specifically provided herein, the Securityholders shall pay all of their own, and the Company and each Company Subsidiary (prior to Closing) shall pay the Company’s and the Company Subsidiaries’, expenses, including, without limitation, accountants’ and attorneys’ fees, incurred in connection with the negotiation and consummation of the Transactions. Buyer and Parent shall be responsible for their own expenses.
     16.2 Service of Process on Parent. The Parent hereby irrevocably appoints and designates Norton Rose (Melbourne office) as its true and lawful attorney and duly authorized agent for acceptance of service of legal process on the Parent.
     16.3 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered to be given and received in all respects when hand delivered, when received if sent by prepaid, overnight, express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment, when sent by email when such email is delivered, or five days after deposited in the mail, certified mail, postage prepaid, return receipt requested, in each case addressed as follows, or to such other address as shall be designated by notice duly given:

(a)	If to the Parent:

EnerNOC, Inc. 101 Federal Street, Suite 1100 Boston, Massachusetts 02110 Fax No.: (617) 224-9910 Email: dsamuels@enernoc.com Attention: General Counsel

With a Copy To:

Cooley LLP 500 Boylston Street Boston, Massachusetts 02116-3736 Fax No.: (617) 937-2400 Email: mvega@cooley.com Attention: Miguel Vega, Esq.

(b)	If to the Buyer, or after the Closing, the Company:

EnerNOC, Inc. c/o Norton Rose RACV Tower, 485 Bourke Street Melbourne VIC 3000 Fax No.: +61 3 8686 6505 Email: jrenaud@enernoc.com Attention: Jeff Renaud

With a Copy To:

EnerNOC, Inc. 101 Federal Street, Suite 1100 Boston, Massachusetts 02110 Fax No.: (617) 224-9910 Email: dsamuels@enernoc.com Attention: General Counsel

(c)	If to the Securityholder Representative (whether in its own right or where this Agreement permits any notice or other communication to a Securityholder to be given to the Securityholder Representative):

Semibreve Pty Ltd Level 1 120 Jolimont Road East Melbourne VIC 3002 Australia Fax No.: (613) 9654 2922 Email: Attention: The Directors

(d)	If to any Securityholder, to his, her or its address as shown in the Company’s register of members as at Closing.

(e)	If, prior to the Closing, the Company:
Energy Response Holdings Pty Ltd Level 1 250 Queen Street Melbourne VIC 3000 Fax No.: (613) 8643 5999 Email: Attention:
     16.4 Entire Agreement; Amendments and Waivers. This Agreement, the Schedules and the other Transaction Documents constitute the entire agreement among the parties hereto relating to the subject matter hereof, and all prior agreements, correspondence, discussions and understandings of the parties (whether oral or written) are merged herein and made a part hereof, it being the intention of the parties hereto that this Agreement and the instruments and agreements contemplated hereby shall serve as the complete and exclusive statement of the terms of their agreement with respect to the Transactions. Prior to the Closing, no amendment, waiver or modification hereto or hereunder shall be valid unless in writing signed by an authorized signatory of the Buyer, the Company and the Securityholder Representative; and from and after the Closing, no amendment, waiver or modification hereto or hereunder shall be valid unless in writing signed by and authorized signatory of the Buyer and the Securityholder Representative.
     16.5 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
     16.6 Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by any party without the prior written consent of the Buyer, the Company and the Securityholder Representative prior to the Closing and without the prior written consent of the Buyer and the Securityholder Representative after the Closing.
     16.7 Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.
     16.8 Paragraph Headings. The headings in this Agreement are for purposes of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning of any part of this Agreement.
     16.9 Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.
     16.10 Governing Law; Dispute Resolution. The law of Victoria governs this Agreement and the parties irrevocably:

          (a) submit to the non exclusive jurisdiction of the courts of Victoria, courts of the Commonwealth of Australia having jurisdiction in that state and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Agreement; and
          (b) waive any objection they may have now or in the future to the venue of any proceedings, and any claim they may have now or in the future that any proceedings have been brought in an inconvenient forum, if that venue falls within Section 16.10(a).
     16.11 Use of Terms. In this Agreement (a) the words “hereof,” “herein,” “hereto,” “hereunder,” and words of similar import may refer to this Agreement as a whole and not merely to a specific section, paragraph, or clause in which the respective word appears, (b) words importing gender include the other genders as appropriate, (c) any terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference, (d) unless otherwise stated, references to any Section, Article, party, Schedule or Exhibit are to such Section or Article of, or party, Schedule or Exhibit to, this Agreement, (e) the word “including” or any other form of that word is not a word of limitation, (f) a reference to “A$”, “$” or “dollar” is to Australian currency.
     16.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered but one and the same agreement. A facsimile or PDF email signature of this Agreement shall be as effective as an original.
     16.13 No Third Party Beneficiary. Except as otherwise provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto, a Claiming Party or their respective heirs, successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.
     16.14 Post Closing Operations. The parties acknowledge that upon the Closing and except as expressly provided to the contrary in this Agreement, Buyer has the right to operate the Company and the Business and its other businesses in any manner that Buyer deems appropriate in Buyer’s sole discretion.
     16.15 Waivers. Without prejudice to any other provision of this Agreement, the parties agree that:
          (a) failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this Agreement by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this Agreement;
          (b) a waiver given by a party under this Agreement is only effective and binding on that party if it is given or confirmed in writing by that party; and
          (c) no waiver of a breach of a term of this Agreement operates as a waiver of another breach of that term or of a breach of any other term of this Agreement.
[SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this document as a deed as of the day, month and year first above written.

Executed by ENERNOC AUSTRALIA PTY LTD ACN 143 762 350 in accordance with section 127 of the Corporations Act 2001:

/s/ Robert Bett Director/company secretary	/s/ David Brewster Director

Robert Bett Name of director/company secretary	David Brewster Name of director
(BLOCK LETTERS)	(BLOCK LETTERS)

ENERNOC, INC.
By:	/s/ David Brewster
	Name:	David Brewster
	Title:	President

     IN WITNESS WHEREOF, the parties have executed this document as a deed as of the day, month and year first above written.
COMPANY:

Executed by ENERGY RESPONSE HOLDINGS PTY LTD ACN 136 721 312 in accordance with section 127 of the Corporations Act 2001:

/s/ John Clifford Director/company secretary	/s/ Ross Fraser Director

John Clifford Name of director/company secretary	Ross Fraser Name of director
(BLOCK LETTERS)	(BLOCK LETTERS)

IN WITNESS WHEREOF, the parties have executed this document as a deed as of the day, month and year first above written.
SECURITYHOLDER REPRESENTATIVE:

Executed by SEMIBREVE PTY LTD ACN 139 654 541 in accordance with section 127 of the Corporations Act 2001:

/s/ Michael Panaccio Director/company secretary	/s/ John Clifford Director

Michael Panaccio Name of director/company secretary	John Clifford Name of director
(BLOCK LETTERS)	(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of ARNGO
NOMINEES PTY LTD ACN 005 419
536 under a power of attorney dated 9th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)
Executed by FRASER CONSULTING
SERVICES PTY LTD ACN 074 499
782 as trustee for FRASER FAMILY
TRUST in accordance with section 127 of
the Corporations Act 2001:

/s/ SOLE DIRECTOR	/s/ Ross Fraser

Director/company secretary	Director

Ross S. Fraser

Name of director/company secretary	Name of director
(BLOCK LETTERS)	(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
ARGONET PTY LTD ACN 134 684
254 as trustee for THE SWINGLER
FAMILY TRUST under a power of
attorney dated 20th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of GUANG
MING PTY LTD ACN 069 930 703
under a power of attorney dated 20th June, 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of GARY
DOUGLAS under a power of attorney
dated 9th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of KILREA
PTY LTD ACN 005 841 654 SUPER
A/C under a power of attorney dated 8th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of GAUNT
INVESTMENTS PTY LTD ACN 077
714 722 under a power of attorney dated 9th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of
ANOTHONY & JILL FRASER as trustee
for FRASER SUPERANNUATION
FUND under a power of attorney dated 6th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of KURT
SMYTH & BEVERLEY SMYTH as
trustee for EIGTH AMACORP PTY
LTD SSF T A/C under a power of
attorney dated 9th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of KURT
SMYTH & BEVERLEY SMYTH as
trustee for EIGTH AMACORP PTY
LTD SSF K A/C under a power of
attorney dated 9th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of JAMES
FRANCIS WALSH as under a power of
attorney dated 8th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of ROSS &
ELIZABETH FRASER as Trustee for
FRASER FAMILY SUPER FUND A/C
E FRASER under a power of attorney
dated 9th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of VAIRO
FAMILY SUPERANNUATION FUND
under a power of attorney dated 9th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of
INVESTMENT FOUNDATION OF
VICTORIA PTY LTD ACN 005 325
048 under a power of attorney dated 16th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
RENOWN FINANCE PTY LTD ACN
005 130 334 under a power of attorney
dated 9th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of
DEANNA ZAMMIT under a power of
attorney dated 9th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
GAYNOR FAYE GOUL under a
power of attorney dated 20th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of FRANJE
NOMINEES PTY LTD ACN 005 902
296 under a power of attorney dated 6th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
ANTHONY DAVID BLAKE under a
power of attorney dated 4th June 2011
in the presence of:

/s/ John Clifford	/s/ Ross Fraser

Witness	Attorney

John Clifford
Name of Witness
(BLOCK LETTERS)
SIGNED, SEALED AND DELIVERED
By OPES PRIME GROUP LIMITED
(IN LIQUIDATION) (SCHEME
ADMINISTRATORS APPOINTED)
ACN 120 372 223 by its duly appointed
join and several Scheme Administrator in
the presence of:

/s/ Prudence Flavel	/s/ John Ross Lindholm

Witness	Signature of John Ross Lindholm

PRUDENCE FLAVEL
Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of ALAN &
JUDITH GROSSBARD (JAGROSS
SUPER FUND PTY LTD) under a
power of attorney dated 8th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by JOHN CLIFFORD
in the presence of:

/s/ Ross Fraser Witness	/s/ John Clifford John Clifford
Ross S. Fraser

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
STONNINGTON SECURITIES PTY
LTD ACN 098 156 097 under power of
attorney dated 7th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of SH
RAYBURN NOMINEES PTY LTD
ACN 005 252 773 under a power of
attorney dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of SIXTY
-NINTH SHACKLE PTY LTD ACN
006 769 320 under a power of attorney
dated 6th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by MICHAEL ZAMMIT
in the presence of:

/s/ John Clifford Witness	/s/ Michael Zammit Michael Zammit
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of CRAIG
WILLIAMS under a power of attorney
dated 17th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of
JITENDRA TOMAR under a power of
attorney dated 8th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of LIBNOM
PTY LTD ACN 104 818 304 as trustee
for LIBNOM SUPER FUND under a
power of attorney dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of PETER
DENSON as trustee for BARDEN
CONSULTING SUPER FUND under a
power of attorney dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of PEGGY
ANNE DUELL & IAN DUELL as
trustee for RICHARDS DUELL SUPER
FUND under a power of attorney dated 7th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of PINTOM
PTY LTD ACN 006 049 565 under a
power of attorney dated 13th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of TSA PTY
LTD ACN 004 269 489 as trustee for
TSA SUPER FUND under a power of
attorney dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of
BARGEN PTY LTD ACN 114 365 874
as a trustee for THE BALLARD FAMILY
TRUST under a power of attorney dated 11th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of BRYAN
CHRISTOPHER BALLARD as trustee
for THE BALLINOR TRUST under a
power of attorney dated 10th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of 6 E
HOLDINGS PTY LTD ACN 109 546
625 under a power of attorney dated 14th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
MICHAEL & DEANNA ZAMMIT as
trustee for M & DR SAMMIT
SUPERANNUATION FUND under a
power of attorney dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney

John Clifford Name of Witness (BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of PETER
& SAMDRA GILLOOLY as a trustee for
GILLOOLY SUPERANNUATION
FUND under a power of attorney dated 17th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney

John Clifford Name of Witness (BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
MARCUS FLETCHER under a power
of attorney dated 14th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
John Clifford
as attorney for and on behalf of
BAYARD METERING PTY LTD
under a power of attorney dated 28th June 2011
in the presence of:

/s/ Ross Fraser Witness	/s/ John Clifford Attorney
Ross S. Fraser

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
BANGARIE PROPERTY PTY LTD
ACN 144 010 837 as trustee for
BANGARIE PROPERTY TRUST
under power of attorney dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of JOHN
PATITSAS under a power of attorney
dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
STOCKHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of VIVIAN
MAX MARTIN under a power of
attorney dated 6th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
NOTEHOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of ROSS &
ELIZABETH FRASER as trustee for
FRASER FAMILY SUPER FUND A/C
E FRASER under power of attorney
dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of
MICHAEL & DEANNA ZAMMIT as
trustee for M & DR ZAMMIT
SUPERANNUATION FUND under a
power of attorney dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
NOTEHOLDERS:
Signed by:
John Clifford
as attorney for and on behalf of
BANGARIE PROPERTY PTY LTD
ACN 144 010 837 as trustee for
BANGARIE PROPERTY TRUST
Under a power of attorney dated 9th June 2011
in the presence of:

/s/ Ross Fraser Witness	/s/ John Clifford Attorney
Ross S. Fraser

Name of Witness
(BLOCK LETTERS)
Executed by STARFISH
TECHNOLOGY FUND II NOMINEES
A PTY LTD ACN 126 881 365 (as
Trustee of the Starfish Technology Fund II
Trust A) in accordance with section 127
of the Corporations Act 2001:

/s/ Michael Panaccio Director/company secretary	/s/ JohnWilliam Dyson Director

MICHAEL PANACCIO Name of director/company secretary (BLOCK LETTERS)	JOHNWILLIAM DYSON Name of director (BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
NOTEHOLDERS:
Executed by STARFISH
TECHNOLOGY FUND II NOMINEES
B PTY LTD ACN 126 881 392 (as
Trustee of the Starfish Technology Fund II
Trust B) in accordance with section 127
of the Corporations Act 2001:

/s/ Michael Panaccio Director/company secretary	/s/ JohnWilliam Dyson Director

MICHAEL PANACCIO Name of director/company secretary (BLOCK LETTERS)	JOHNWILLIAM DYSON Name of director (BLOCK LETTERS)
Executed by STARFISH VICSUPER
CLEANTECH COMPANION FUND
NOMINEES PTY LTD ACN 126 881
436 (as Trustee of the Starfish VicSuper
Cleantech Companion Fund) in
accordance with section 127 of the
Corporations Act 2001:

/s/ Michael Panaccio Director/company secretary	/s/ JohnWilliam Dyson Director

MICHAEL PANACCIO Name of director/company secretary (BLOCK LETTERS)	JOHNWILLIAM DYSON Name of director (BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
OPTION HOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of ROSS &
ELIZABETH FRASER as trustee for
FRASER FAMILY SUPER FUND A/C
E FRASER under power of attorney
dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
OPTION HOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
ROSS TOMAR under a power of attorney
dated 8th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of
MICHAEL & DEANNA ZAMMIT as
Trustee for M & DR ZAMMIT
SUPERANNUATION FUND under a
power of attorney dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
OPTION HOLDERS:
Signed by:
John Clifford
as attorney for and on behalf of
BAYARD METERING PTY LTD
under a power of attorney dated 28th June 2011
in the presence of:

/s/ Ross Fraser Witness	/s/ John Clifford Attorney
Ross Fraser

Name of Witness
(BLOCK LETTERS)
Executed by STARFISH
TECHNOLOGY FUND II NOMINEES
A PTY LTD ACN 126 881 365 (as
Trustee of the Starfish Technology Fund II
Trust A) in accordance with section 127
of the Corporations Act 2001:

/s/ Michael Panaccio Director/company secretary	/s/ JohnWilliam Dyson Director

MICHAEL PANACCIO Name of director/company secretary (BLOCK LETTERS)	JOHNWILLIAM DYSON Name of director (BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
OPTION HOLDERS:
Executed by STARFISH
TECHNOLOGY FUND II NOMINEES
B PTY LTD ACN 126 881 392 (as
Trustee of the Starfish Technology Fund II
Trust B) in accordance with section 127
of the Corporations Act 2001:

/s/ Michael Panaccio Director/company secretary	/s/ JohnWilliam Dyson Director

MICHAEL PANACCIO Name of director/company secretary (BLOCK LETTERS)	JOHNWILLIAM DYSON Name of director (BLOCK LETTERS)
Executed by STARFISH VICSUPER
CLEANTECH COMPANION FUND
NOMINEES PTY LTD ACN 126 881
436 (as Trustee of the Starfish VicSuper
Cleantech Companion Fund) in
accordance with section 127 of the
Corporations Act 2001:

/s/ Michael Panaccio Director/company secretary	/s/ JohnWilliam Dyson Director

MICHAEL PANACCIO Name of director/company secretary (BLOCK LETTERS)	JOHNWILLIAM DYSON Name of director (BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
OPTION HOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of ERICA
RAO under a power of attorney dated 8th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of SONALI
DIAS under a power of attorney dated 8th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
OPTION HOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of MATT
SCHULTZ under a power of attorney
dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of TI HAUR
TAN under a power of attorney dated 7th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
OPTION HOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of ROBERT
ROHRLACH under a power of attorney
dated 7th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of
ANTONIETTA CONTINI under a
power of attorney dated 7th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
OPTION HOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
MORDECHAI GESTETNER under a
power of attorney dated 6th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of PAUL
TROUGHTON under a power of
attorney dated 10th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
OPTION HOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
JOHANNE HOWATSON under a
power of attorney dated 9th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of
MICHAEL JEFFERSON under a power
of attorney dated 8th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.
OPTION HOLDERS:
Signed by:
Ross Fraser
as attorney for and on behalf of
STEPHEN ROBERT DREW under a
power of attorney dated 8th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)
Signed by:
Ross Fraser
as attorney for and on behalf of
CHRISTOPHER JAMES BIRD under a
power of attorney dated 10th June 2011
in the presence of:

/s/ John Clifford Witness	/s/ Ross Fraser Attorney
John Clifford

Name of Witness
(BLOCK LETTERS)

     IN WITNESS WHEREOF, the parties have executed this document as a deed as of the day, month and year first above written.
SECURITYHOLDER REPRESENTATIVE:
Executed by SEMIBREVE PTY LTD
ACN 139 654 541 in accordance with
section 127 of the Corporations Act 2001:

/s/ Michael Panaccio Director/company secretary	/s/ John Clifford Director

MICHAEL PANACCIO Name of director/company secretary (BLOCK LETTERS)	JOHN CLIFFORD Name of director (BLOCK LETTERS)